BY AND AMONG



                       SA HOLDINGS, INC.,



                   U. S. COMMUNICATIONS, INC.


                        BILL L. JOHNSON,
                         HOWARD MADDERA,
                        MARIANNE REED AND
                    NTS COMMUNICATIONS, INC.,





                    Dated as of June 30, 1995

                        TABLE OF CONTENTS
                                                             Page

ARTICLE 1.     GENERAL . . . . . . . . . . . . . . . . . . . .  1
     Section 1.1    Definitions. . . . . . . . . . . . . . . .  1
     Section 1.2    Previous Agreement . . . . . . . . . . . .  4
     Section 1.3    Agreement to Sell. . . . . . . . . . . . .  4
     Section 1.4    Purchase Price . . . . . . . . . . . . . .  4
     Section 1.5    Closing Deliveries . . . . . . . . . . . .  4
     Section 1.6    Escrow . . . . . . . . . . . . . . . . . .  5

ARTICLE 2.     REPRESENTATIONS AND WARRANTIES
               OF THE SHAREHOLDERS . . . . . . . . . . . . . .  6
     Section 2.1    Organization; Qualification. . . . . . . .  7
     Section 2.2    Authority Relative to this Agreement . . .  7
     Section 2.3    Capitalization . . . . . . . . . . . . . .  7
     Section 2.4    Subsidiaries . . . . . . . . . . . . . . .  7
     Section 2.5    Governmental Consents and Approvals. . . .  8
     Section 2.6    No Violations. . . . . . . . . . . . . . .  8
     Section 2.7    Financial Statements, Etc. . . . . . . . .  9
     Section 2.8    Title to and Condition of Assets and
                    Property . . . . . . . . . . . . . . . . . 10
     Section 2.9    Litigation . . . . . . . . . . . . . . . . 11
     Section 2.10   Absence of Changes . . . . . . . . . . . . 11
     Section 2.11   Undisclosed Liabilities; Commitments . . . 12
     Section 2.12   Environmental Matters. . . . . . . . . . . 12
     Section 2.13   Pension Matters. . . . . . . . . . . . . . 13
     Section 2.14   Labor Matters. . . . . . . . . . . . . . . 14
     Section 2.15   Taxes. . . . . . . . . . . . . . . . . . . 15
     Section 2.16   Inventory. . . . . . . . . . . . . . . . . 16
     Section 2.17   Proprietary Rights . . . . . . . . . . . . 16
     Section 2.18   Surety Obligations . . . . . . . . . . . . 16
     Section 2.19   No Brokers . . . . . . . . . . . . . . . . 16
     Section 2.20   Records. . . . . . . . . . . . . . . . . . 17
     Section 2.21   Compliance With Law; Conduct . . . . . . . 17
     Section 2.22   Regulatory Compliance. . . . . . . . . . . 17
     Section 2.23   Investment Company Act; Etc. . . . . . . . 17
     Section 2.24   Public Utility Holding Company Act . . . . 17
     Section 2.25   Insurance. . . . . . . . . . . . . . . . . 17
     Section 2.26   Instruments in Full Force and Effect;
                    Possession under Leases. . . . . . . . . . 18
     Section 2.27   Receivables. . . . . . . . . . . . . . . . 18
     Section 2.28   Accounts Payable . . . . . . . . . . . . . 18
     Section 2.29   Items Reflected in the USC Disclosure
                    Schedule . . . . . . . . . . . . . . . . . 18
     Section 2.30   Bank Accounts; Powers of Attorney. . . . . 19
     Section 2.31   Product and Service Warranties . . . . . . 19
     Section 2.32   Transactions with Affiliates . . . . . . . 19
     Section 2.33   Corrupt Practices. . . . . . . . . . . . . 20
     Section 2.34   Absence of Bad Debt or Uncollectible
                    Accounts . . . . . . . . . . . . . . . . . 20
     Section 2.35   Investments in Competitors . . . . . . . . 20
     Section 2.36   No Default . . . . . . . . . . . . . . . . 20
     Section 2.37   Copies of Documents; Accuracy of
                    Information Furnished. . . . . . . . . . . 20
     Section 2.38   Title to Shares. . . . . . . . . . . . . . 21
     Section 2.39   Shareholder Authority Relative to this
                    Agreement. . . . . . . . . . . . . . . . . 21
     Section 2.40   Certain Transactions or Arrangements . . . 21
     Section 2.41   Disclosure . . . . . . . . . . . . . . . . 22

ARTICLE 3.     REPRESENTATIONS AND WARRANTIES OF SAH . . . . . 22
     Section 3.1    Organization; Qualification. . . . . . . . 22
     Section 3.2    Authority Relative to this Agreement . . . 23

ARTICLE 4.     ADDITIONAL AGREEMENTS . . . . . . . . . . . . . 23
     Section 4.1    Conduct of Business of USC and its
                    Subsidiaries . . . . . . . . . . . . . . . 23
     Section 4.2    Forbearances by USC and its
                    Subsidiaries . . . . . . . . . . . . . . . 23
     Section 4.3    No Solicitation. . . . . . . . . . . . . . 24
     Section 4.4    Investigation of Business and
                    Properties . . . . . . . . . . . . . . . . 25
     Section 4.5    Confidentiality. . . . . . . . . . . . . . 25
     Section 4.6    Investigation of Financial Statements. . . 26
     Section 4.7    Agreement to Consummate. . . . . . . . . . 26
     Section 4.8    Agreement Regarding Brokers. . . . . . . . 26
     Section 4.9    Notice . . . . . . . . . . . . . . . . . . 26
     Section 4.10   Public Announcements . . . . . . . . . . . 26
     Section 4.11   Delivery of USC Disclosure Schedules . . . 26
     Section 4.12   NTS Logo and Service Mark. . . . . . . . . 27

ARTICLE 5.     CONDITIONS PRECEDENT TO CLOSING . . . . . . . . 27
     Section 5.1    General Conditions . . . . . . . . . . . . 27
     Section 5.2    Conditions to Closing in Favor of USC. . . 27
     Section 5.3    Conditions to Closing in Favor of SAH. . . 28

ARTICLE 6.     CLOSING DATE AND TERMINATION OF AGREEMENT . . . 31
     Section 6.1    Closing Date . . . . . . . . . . . . . . . 31

ARTICLE 7.     TERMINATION, AMENDMENT AND WAIVER . . . . . . . 32
     Section 7.1    Termination. . . . . . . . . . . . . . . . 32
     Section 7.2    Effect of Termination. . . . . . . . . . . 32
     Section 7.3    Amendment. . . . . . . . . . . . . . . . . 32
     Section 7.4    Extension; Waiver. . . . . . . . . . . . . 32

ARTICLE 8.     INDEMNIFICATION . . . . . . . . . . . . . . . . 33
     Section 8.1    Indemnity. . . . . . . . . . . . . . . . . 33
     Section 8.2    Indemnification if Negligence of
                    Indemnitee . . . . . . . . . . . . . . . . 34
     Section 8.3    No Third Party Beneficiaries . . . . . . . 34
     Section 8.4    Remedies of SAH. . . . . . . . . . . . . . 34

ARTICLE 9.     GENERAL PROVISIONS AND OTHER AGREEMENTS . . . . 35
     Section 9.1    Notices. . . . . . . . . . . . . . . . . . 35
     Section 9.2    Fees and Expenses. . . . . . . . . . . . . 36
     Section 9.3    Interpretation . . . . . . . . . . . . . . 36
     Section 9.4    Counterparts . . . . . . . . . . . . . . . 36
     Section 9.5    Miscellaneous. . . . . . . . . . . . . . . 37
     Section 9.6    Survival . . . . . . . . . . . . . . . . . 37
     Section 9.7    Inducement of Clients. . . . . . . . . . . 37
     Section 9.8    Independent Obligations of Shareholders. . 37




LIST OF EXHIBITS
     Exhibit 5.1(d)(1)   Form of Employment Agreement
     Exhibit 5.1(d)(2)   Form of Nonsolicitation Agreement -
                         Johnson
     Exhibit 5.1(d)(3)   Form of Nonsolicitation Agreement -
                         Maddera
     Exhibit 5.1(d)(4)   Form of Nonsolicitation Agreement - Reed
     Exhibit 5.1(d)(5)   Form of Nonsolicitation Agreement - NTS
     Exhibit 5.3(b)      Opinion of Counsel for USC and
                         Shareholders
     Exhibit 5.3(p)      NTS Side Letter Agreement

                        STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT ("Agreement") is made as of June 30, 1995, by and between SA HOLDINGS, INC., a Delaware corporation ("SAH" or "Purchaser"), U. S. COMMUNICATIONS, INC., a Texas corporation ("USC"), and BILL L. JOHNSON, HOWARD MADDERA, MARIANNE REED, and NTS COMMUNICATIONS, INC. ("NTS"), the holders of an aggregate of 100% of the outstanding shares of capital stock of USC (individually a "Shareholder" and collectively the "Shareholders").

                     RECITALS OF THE PARTIES:

     WHEREAS, pursuant to that Stock Purchase Agreement dated as of October 6, 1994 by and between the parties hereto, as subsequently amended (the "Previous Agreement"), the Shareholders contracted to sell and SAH contracted to buy, all of the outstanding shares of capital stock of USC; and

     WHEREAS, the parties hereto desire to terminate the Previous
Agreement and restate their agreement, in its entirety, relating to the sale and purchase of USC; and

     WHEREAS, SAH continues to desire to purchase all of the outstanding shares of capital stock of USC in accordance with the terms hereof; and

     WHEREAS, the Shareholders continue to desire to sell all of such shares of capital stock to SAH in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                         AGREEMENTS:

ARTICLE 1.     GENERAL

     Section 1.1 Definitions. Unless otherwise stated in this Agreement, the following terms shall have the following meanings (the following definitions to be equally applicable to both the singular and plural forms of any of the terms herein defined):

     "Affiliate": Any Person that, directly or indirectly, controls, or is controlled by or under common control with, another Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

     "Arbitration":  A proceeding brought pursuant to Section
1.5(c) hereof which, in accordance with the rules in effect of the American Arbitration Association, settles disputes concerning the Escrow Funds.

     "Business": Means the business of USC and its Subsidiaries as conducted in the normal course prior to the date hereof.

     "Code":  The Internal Revenue Code of 1986, as amended.

     "Common Stock": The common stock, par value $10.00 per share of USC.

     "Customer Data": All of USC's customer lists, lists of potential customers, sales records and other customer data
(including credit data) relating to the Business of USC.

     "Debt":  All obligations for borrowed money.

     "Employment Agreement": The Employment Agreement in the form of Exhibit 5.1(d)(1) hereto.

     "ERISA": Employee Retirement Income Security Act of 1974, as amended.

     "Governmental Body": Any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

     "Lien": All mortgages, deeds of trust, claims, liens, security interests, pledges, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, agreements, privileges, liberties, easements, rights-of-way, powers of attorney, limitations, reservations, restrictions and other encumbrances of any kind.

     "Material Adverse Effect": Any (a) change, development or effect (individually or in the aggregate) in the general affairs, management, business, goodwill, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that would be material and adverse to USC and its Subsidiaries (or such other parties as the context requires), or (b) fact or development that would (individually or in the aggregate), after giving effect to the Transactions, impair USC's or its Subsidiaries' (or such other parties, as the context requires) ability or obligations to perform on a timely basis any material obligations it has under this Agreement.

     "Nonsolicitation Agreements": The Nonsolicitation Agreements each in the form of Exhibits 5.1(d)(2), 5.1(d)(3), 5.1(d)(4) and 5.1(d)(5) hereto, to be executed by each of the Shareholders at the Closing.

     "NTS Side Letter Agreement": The Side Letter Agreement by and among NTS, USC and Purchaser, dated June 30, 1995 and attached hereto as Exhibit 5.3(p) hereto.

     "Operative Documents":  This Agreement, the Employment
Agreement, the Nonsolicitation Agreements and all other agreements, instruments, documents, and certificates executed and delivered by or on behalf of USC, the Shareholders or Purchaser at or before the Closing pursuant to this Agreement.

     "Order": Any order, writ, injunction, decree, judgment, award or determination of any Governmental Body.

     "Permits": All permits, authorizations, certificates, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses and other rights of every kind and character (a) under any (1) federal, state, local or foreign statute, ordinance or regulation,
(2) Order or (3) contract with any Governmental Body or (b) granted by any Governmental Body.

     "Permitted Encumbrances": (a) Liens for Taxes and assessments not yet due and payable; (b) such Liens, minor imperfections of title and easements on real property, which do not in any material respect detract from the value of such real property and do not interfere with the present use of the property and (c) all matters of public record filed (1) in the County Clerk's office of that county in Texas where USC has its principal place of business or
(2) with the Secretary of State of the State of Texas which, in any event, do not materially interfere with the use or disposition of the property.

     "Person": An individual, partnership, joint venture, corporation, bank, trust, unincorporated organization or Governmental Body.

     "Previous Agreement":  As defined in the preambles hereto.

     "Products": All products manufactured, produced, licensed, marketed or distributed by USC and its Subsidiaries.

     "Real Property": The real property owned by USC or any of its Subsidiaries.

     "USC Schedules", "USC Disclosure Schedule" or "Schedules":
The schedules to this Agreement delivered by the Shareholders and/or USC to Purchaser pursuant to Section 4.11 hereof which are approved by Purchaser (with reservation of all rights with respect thereto) and incorporated by reference to the Section of this Agreement to which each such schedule relates.

     "Sellers":  USC and the Shareholders, collectively.

     "Stock":  As defined in Section 1.3 hereof.

     "Subsidiary" or "Subsidiaries" with respect to any corporation shall mean any other corporation of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors of such other corporation is at the time directly or indirectly owned or controlled by such first corporation, or by such first corporation and one or more of its Subsidiaries.

     "Supplier Data": All of USC's and its Subsidiaries' supplier lists and publications of potential suppliers, transmission carriers, switched service providers and other supplier data relating to the purchase of raw materials, utilities and other supplies used in connection with the Business.

     "Taxes": Any federal, state, local or foreign income, sales, excise, real or personal property or other taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including, without limitation, interest and penalties) imposed by any law, rule or regulation.

     "Tax Obligations": Any Taxes which are attributable or relating to the assets or the Business of USC and its Subsidiaries for any periods ending on or before the Closing Date or which may be applicable because of the transactions contemplated hereby.

     "TBCA":  The Texas Business Corporation Act.

     "Transaction or "Transactions": The acquisition of stock, performance of covenants, and transactions contemplated hereby in each case as contemplated by this Agreement.

     "U.S.":  The United States of America.

     Section 1.2     Previous Agreement.  The parties hereto
expressly acknowledge, confirm and agree that the Previous
Agreement has been cancelled and terminated and is without any further force or effect whatsoever.

     Section 1.3 Agreement to Sell. Subject to the terms and conditions of the Operative Documents, at the Closing, the Shareholders shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase, all of the outstanding capital stock
("Stock") of USC.

     Section 1.4 Purchase Price. The aggregate purchase price for all of the Stock (the "Purchase Price") shall equal $9,600,000 exclusive of the aggregate consideration to be separately received pursuant to the terms of the Nonsolicitation Agreements (the "Nonsolicitation Fee"). The total proceeds to be delivered by SAH to the Shareholders at the Closing (subject to the escrow provisions below), consisting of the Purchase Price and the Nonsolicitation Fee, will in no event exceed $12,000,000.

     Section 1.5 Closing Deliveries. Without limiting the deliveries at the Closing set forth in Article 6 hereof, at the
Closing:

          (a)   each of the Shareholders shall deliver to Purchaser
     (i) certificates representing the Stock, endorsed for transfer to Purchaser, which shall transfer to Purchaser good title to the Stock, free and clear of all Liens; and (ii) such other documents, including officer's certificates, opinions of counsel and other agreements as may be required by this Agreement or reasonably requested by Purchaser; and

          (b) Purchaser shall deliver to each of the Shareholders a check equal to the sum of (a) the Per Share Purchase Price (proportionately reduced for the Escrow Funds [as hereinafter defined]) for each share of Stock delivered by such Shareholder and (b) the applicable Nonsolicitation Fee set forth in such Shareholder's respective Nonsolicitation Agreement. For purposes hereof, the Per Share Purchase Price shall mean the quotient obtained by dividing the Purchase Price (proportionately reduced for the Escrow Funds) by the number of shares of outstanding Stock.

          (c) Purchaser shall deposit the Escrow Funds with the Escrow Agent pursuant to the terms of Section 1.6 hereof.

     Section 1.6     Escrow.

          (a) At the Closing, Purchaser shall have deposited with an independent escrow agent of Purchaser's choosing (the "Escrow Agent") $1,800,000 (the "Escrow Funds") to satisfy any claims made by Purchaser in respect of any breach or nonperformance by any of the Shareholders of any representation, warranty, covenant or other obligation of any Shareholder under this Agreement. Six months from the Closing Date, the Escrow Funds, to the extent such funds have not otherwise been distributed as provided herein, shall be reduced to equal $1,200,000 and, on such date, the Escrow Agent shall distribute to the Shareholders the following percentages ("Shareholder Percentages") of any such funds over $1,200,000 which have not been utilized to satisfy a claim as provided herein:

               Shareholder                        Percent (%)

               Bill L. Johnson                      33.33
               Howard Maddera                       33.33
               Marianne Reed                        16.67
               NTS Communications, Inc.             16.67

          (b) At any time on or before the first anniversary of the Closing Date, SAH may give the Escrow Agent written notice of a claim (a "Notice of Claim") that any one or more of the Shareholders has breached or nonperformed any one or more of the representations, warranties, covenants or other obligations contained in this Agreement and the dollar amount of the Escrow Funds claimed as a result of SAH's damages thereof (the "Claimed Amount"). The Escrow Agent shall send a copy of any Notice of Claim to each of the Shareholders. Within fifteen (15) days after a Notice of Claim is given by the Escrow Agent to the Shareholders, the Shareholders (acting collectively) shall have the right to file with the Escrow Agent written notice that they intend to contest SAH's claim. If, within such fifteen (15) day period, the Escrow Agent does not receive such notice from the Shareholders or receives notice from the Shareholders that such claim is uncontested, the Escrow Agent shall deliver to SAH the Claimed Amount. If, however, within such fifteen (15) day period, the Escrow Agent shall receive notice from the Shareholders of their intention to contest SAH's Notice of Claim and the underlying claim with respect to the Escrow Funds (hereinafter termed a "Contested Claim"), then the Escrow Agent shall promptly give SAH a copy of such notice and continue to hold the Claimed Amount until the earlier of:

          (i) receipt of written notice from the Shareholders consenting to the release of the Claimed Amount to SAH; or

          (ii) receipt of a written final decision of a majority of the arbitrators directing disposition of the Claimed Amount after Arbitration; or

          (iii) receipt of a certified copy of a final judgment, unappealed or unappealable, of a court of competent jurisdiction, or of the agreement of the Shareholders and SAH, that (A) SAH or (B) the Shareholders are entitled to all or part of the Claimed Amount.

Thereupon, the Escrow Agent shall deliver to the proper party the Claimed Amount in accordance with clause (i), (ii) or (iii) above.

          (c) One day after the first anniversary of the Closing Date, the Escrow Agent shall, to the extent such funds have not otherwise been distributed as provided herein, distribute the Escrow Funds to the Shareholders in their respective Shareholder Percentages.

          (d) Any Contested Claim shall be settled by Arbitration in Dallas, Texas before three arbitrators in accordance with the rules then in effect of the American Arbitration Association. The Shareholders (acting collectively) and SAH shall each, within twenty one (21) days from the date of a Notice of Claim, designate one arbitrator and such designated arbitrators shall mutually agree on, and shall designate, a third arbitrator; provided, however, that, failing such agreement within thirty (30) days after their appointment, the third arbitrator shall be named by the American Arbitration Association. SAH and the Shareholders shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. The written final decision of the majority of the arbitrators shall be furnished to SAH, the Shareholders and the Escrow Agent in writing and shall constitute a conclusive determination of the Contested Claim in question, binding upon SAH, the Shareholders and the Escrow Agent and shall not be contested by any of them.


ARTICLE 2.     REPRESENTATIONS AND WARRANTIES
               OF THE SHAREHOLDERS

     Each of the Shareholders, jointly and severally, hereby represent and warrant to SAH that the following are true and correct as of the date of this Agreement and will be true and correct (without limitation) through the Closing and as of that date, regardless of what investigations, if any, SAH shall have made prior hereto or prior to the Closing:

     Section 2.1 Organization; Qualification. USC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. USC has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. USC is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect on USC or any Subsidiary. USC has heretofore delivered to SAH complete and correct copies of its Certificate of Incorporation and Bylaws and those of its Subsidiaries, as such are currently in effect. The USC Disclosure Schedule sets forth a true and correct list of each jurisdiction in which USC is qualified to do business.

     Section 2.2 Authority Relative to this Agreement. USC has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by USC and the Shareholders of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of USC and no other corporate proceedings on the part of USC are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by USC and the Shareholders, and constitutes a legal, valid and binding obligation of USC and the Shareholders, enforceable against each of them in accordance with its terms.

     Section 2.3 Capitalization. The authorized capital stock of USC consists of 100,000 shares of USC Common Stock, of which, as of the date hereof, 8,250 shares of USC Common Stock are validly issued and outstanding, fully paid and nonassessable. There are 1500 shares of USC Common Stock held in the treasury of USC. There are no other options, warrants or other commitments to issue or sell any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from USC, any shares of its capital stock. No shares of USC's capital stock, including, but not limited to the USC Common Stock, have been issued in violation of any preemptive rights or applicable federal or state securities laws. Except as listed on the USC Disclosure Schedule, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of USC or any Subsidiary or on the ability of USC or any Subsidiary to declare and pay dividends. There are no outstanding obligations of USC to repurchase, redeem or otherwise acquire any capital stock or other securities of USC. There are no stock appreciation rights, equity appreciation plans, stock valuation plans or similar agreements or arrangements pursuant to which any Person shall have the right to receive any money or property with respect to the equity securities, capital structure or shareholders equity, or any increase in the value of any of them, of USC.

     Section 2.4 Subsidiaries. Each of USC's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. Set forth in the USC Disclosure Schedule is a complete list of each of USC's Subsidiaries, the state of its incorporation, and a list of each jurisdiction in which each such Subsidiary is qualified to do business. USC has heretofore delivered to SAH complete and correct copies of the Articles of Incorporation and Bylaws, as currently in effect, of each of its Subsidiaries. None of USC's Subsidiaries have any options, warrants or other commitments to issue or sell any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from any of USC's Subsidiaries, any shares of its capital stock, and no such securities or obligations are outstanding. No shares of capital stock of any of USC's Subsidiaries have been issued in violation of any preemptive rights or applicable federal or state securities laws. USC owns, directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries, free and clear of all Liens and all such capital stock is duly authorized, validly issued and outstanding, fully paid and nonassessable, and neither USC nor any of its Subsidiaries owns or holds any securities of, or any interest in, any other Person or is subject to any joint venture, partnership or other arrangement that is created as a partnership for federal income tax purposes. There are no voting trusts or other agreements by and between or among USC, any Subsidiary or any or all of their respective stockholders, whether or not USC or a Subsidiary is a party thereto, imposing any restrictions upon the transfer or voting of or otherwise pertaining to the securities of USC (including, but not limited to the USC Common Stock) or any Subsidiary or the ownership thereof. Any and all such restrictions set forth in the USC Disclosure Schedule shall be duly complied with or expressly waived as of the Closing Date.

     Section 2.5 Governmental Consents and Approvals. The execution, delivery and performance by USC and each of the Shareholders of this Agreement and the consummation of the transactions contemplated hereby by each of the Shareholders requires no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body court, agency, or authority, other than (a) filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (b) any applicable filings with and consents and/or approvals of the Federal Communications Commission ("FCC"), (c) any applicable filings with and consents and/or approvals of state security commissions under state securities laws or of Public Utility Commissions under state public utility statutes and similar laws and (d) such other consents, approvals, permits, authorizations, notifications or filings, the failure of which to obtain or make would not have a Material Adverse Effect on USC or any of its Subsidiaries or materially adversely affect the ability of USC or the Shareholders to perform each of their obligations set forth herein or to consummate the transactions contemplated hereby.

     Section 2.6 No Violations. The execution, delivery and performance of this Agreement by USC and each of the Shareholders, the consummation by USC and each of the Shareholders of the transactions contemplated hereby or compliance by USC and each of the Shareholders with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of USC or any of its Subsidiaries, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action by any person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise), agreement, lease (of real or personal property) or other instrument or obligation to which any Shareholder, USC or any of its Subsidiaries is a party or by which any Shareholder, USC or any of its Subsidiaries may be bound, (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of any Shareholder, USC or any of its Subsidiaries, or (d) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to any Shareholder, USC or any of its Subsidiaries.

     Section 2.7     Financial Statements, Etc.

          (a) The following audited and unaudited financial statements of USC have been delivered to SAH:

               (i) the consolidated audited balance sheets of USC and its Subsidiaries as of December 31, 1994, 1993 and 1992 (the "Audited Balance Sheet") and the consolidated audited statements of operations, of stockholder's equity and of cash flows for each of the one (1) year periods ended December 31, 1994, December 31, 1993 and December 31, 1992 (together with related notes and schedules), which financial statements contain a report of Duff & Anderson, CPA's, independent auditors, reporting thereon (such balance sheets, the related statements of operations, of stockholder's equity and of cash flows, and the related notes and schedules being hereinafter together referred to as the "Audited Financial Statements"); and

               (ii) the consolidated unaudited balance sheet of USC and its Subsidiaries as of April 30, 1995 (the "Interim Balance Sheet") and the related unaudited statements of operations, of stockholder's equity and of cash flows for the four month period then ended (such balance sheets, the related statements of operations, of stockholder's equity and of cash flows, being hereinafter together referred to as the "Interim Financial Statements").

          (b) The Audited Financial Statements and the Interim Financial Statements (collectively, the "Financial Statements" or "USC Financial Statements"), including the related notes and schedules, have been prepared from the books and records of USC and its Subsidiaries which accurately reflect the transactions of USC and its Subsidiaries. The Financial Statements are true, complete and correct in all material respects, were prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and present fairly the financial position of USC and its Subsidiaries as of the dates of such statements. The Interim Financial Statements are not presented in accordance with GAAP but otherwise accurately reflect the financial condition of USC and the Subsidiaries and are true and correct in all material respects.

          (c) The trade accounts and other receivables of USC and its Subsidiaries which are classified as current assets on the Audited Balance Sheet and the Interim Balance Sheet (collectively, the "Balance Sheets") are bona fide receivables, were acquired in the ordinary course of business, are true and correct, and, subject to the write-off for doubtful accounts, are good and collectible.

          (d) The inventories of USC and its Subsidiaries reflected on the Balance Sheets are true and correct and are salable in the ordinary course of business, and the value of obsolete materials and materials of below standard quality has been written down or reserved against consistent with USC's past practice and industry standards. There have been no write-ups of inventories or other assets.

          (e)   USC and its Subsidiaries have no liabilities
     (contingent or otherwise) other than:

               (i) those set forth or reserved against in the Interim Balance Sheet, and

               (ii) those incurred since the date of the Interim
          Balance Sheet in the ordinary course of business and consistent with past practices.

          (f) USC and its Subsidiaries have no debt other than disclosed in the Financial Statements and USC Schedules. There are no receivables of USC owed by Affiliates of Seller which are not disclosed in the Financial Statements and schedules thereto.

          (g) USC's and its Subsidiaries' books of account have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of USC and its Subsidiaries have been properly recorded in such books.

          (h) The Working Capital of USC and its Subsidiaries (determined as set forth in Section 5.3(j) hereof), at the Closing, shall not be less than $0. USC and its Subsidiaries have each adequately funded all accrued employee benefit costs and such funding is reflected in the balance sheets included in the USC Financial Statements.

          (i) USC and its Subsidiaries have each adequately funded all accrued employee benefit costs and such funding is reflected in the balance sheets included in the USC Financial Statements.

     Section 2.8 Title to and Condition of Assets and Property. USC or its Subsidiaries have good and marketable title to any and all assets reflected in the USC Financial Statements currently owned and used in the operation of their respective businesses, and such assets are free and clear of all Liens, except as set forth in the USC Schedule. The ownership of all such assets as among USC and its Subsidiaries is as set forth in the USC Disclosure Schedule. The USC Disclosure Schedule further sets forth a true and complete description of all real and personal property currently leased or otherwise occupied or used but not owned by USC or a Subsidiary, true, correct and complete copies of which leases and other agreements, including all amendments and modifications thereto will be delivered at or before the time the Schedules are required to be delivered pursuant to Section 4.11 hereto. Each of the leases is a valid and binding obligation of the parties thereto and neither USC, nor any of its Subsidiaries nor the lessor thereunder is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under any such lease. USC and its Subsidiaries enjoy peaceful and undisturbed possession of their respective interests under all such leases. Except as set forth in the USC Disclosure Schedule, neither USC nor any Subsidiary owns any real property or any interest therein. All personal property not set forth in the USC Disclosure Schedule and reflected on the USC Financial Statements is owned by USC or such Subsidiary and, except as set forth in the USC Disclosure Schedule, all property owned or leased by USC and each of its Subsidiaries and reflected on the USC Financial Statements or located on the premises of USC or a Subsidiary is in good operating condition and repair, ordinary wear and tear excepted, is suitable for the use to which the same is customarily put, is free from defects other than minor defects that do not interfere with or detract from the use or value thereof and is merchantable and not obsolete and is of a quality and quantity presently usable in the ordinary course of the operation of the Business of USC and its Subsidiaries and is all of the assets currently used or needed in said Business. The buildings, structures, improvements, assets and operations of USC and each of its Subsidiaries conform with all applicable restrictive covenants, deeds, leases, and restrictions and all applicable federal, state and local laws, ordinances, rules and regulations, including, but not limited to, those relating to zoning and working conditions.

     Section 2.9 Litigation. Except as disclosed in the USC Disclosure Schedule, there is no action, order, claim, suit, proceeding, litigation, investigation, inquiry, review or notice ("Proceeding") pending or threatened against, relating to or affecting USC, any of its Subsidiaries or any of their respective properties or assets or any officer or director of USC or its Subsidiaries relating to USC or its Subsidiaries, at law or in equity, before any Governmental Body nor is there any basis for asserting the foregoing. Neither USC nor any of its Subsidiaries nor any of their respective properties or assets is specifically by name, subject to any currently existing order, judgment, writ, decree or injunction. Except as disclosed in the USC Disclosure Schedule, USC is not subject to any currently existing Proceeding by any Governmental, Body. There is no basis for the assertion of any Proceeding by any Governmental Body or any person or entity regarding any violation of federal or state securities laws.

     Section 2.10 Absence of Changes. Since December 31, 1994, the Business of USC and its Subsidiaries has been operated in the ordinary course consistent with past practice and there has not been (a) any material adverse change in the Business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities of USC and its Subsidiaries (contingent or otherwise, whether due or to become due, known or unknown); (b) any dividend declared or paid or distribution made on the capital stock of USC or any of its Subsidiaries, or any capital stock thereof redeemed or repurchased; (c) any incurrence of long-term debt by USC or any of its Subsidiaries; (d) any salary, bonus or compensation increases to any officers, employees or agents of any of USC or its Subsidiaries; (e) any pending or threatened litigation or disputes affecting USC or any of its Subsidiaries;
(f) any transaction or contract, or amended or terminated any transaction or contract by USC or any of its Subsidiaries, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business consistent with past practices, (g) any mortgage, sale, transfer, distribution or other disposition of any material assets by USC or any of its Subsidiaries, except in the ordinary course of business consistent with past practices, (h) any damage, destruction or loss by USC or any of its Subsidiaries to or of any of their respective assets except in the ordinary course of business and except to the extent that any asset damaged, destroyed or lost has been repaired or replaced, (i) except in the ordinary course of business and consistent with past practice, any capital expenditures for additions to property, plant or equipment, (j) any grant or credit to any customer or distributor on terms materially more favorable than the terms on which credit has been extended to such customer or distributor in the past nor changed the terms of any credit previously extended, or (k) any other change in the nature of, or the manner of conducting, the Business of USC and its Subsidiaries, other than changes that neither have had, nor reasonably may be expected to have, a Material Adverse Effect on the Business of USC or any of its Subsidiaries.

     Section 2.11 Undisclosed Liabilities; Commitments. Except as disclosed in the USC Disclosure Schedule, neither USC nor any of its Subsidiaries has, to the best knowledge of the Shareholders after substantial inquiry, any debts, guaranties, liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, and there is no basis for the assertion against USC or any of its Subsidiaries of any such debt, guaranty, liability or obligation, that were not accrued or reserved against in the USC Financial Statements. USC and its Subsidiaries have in all material respects performed all contracts, agreements and commitments to which any of them is a party, and there is not under any such contracts, agreements or commitments any existing default or event of default or event which with notice or lapse of time or both would constitute a default.

     Section 2.12 Environmental Matters. USC and each of its Subsidiaries have duly complied with, and their Business, operations, assets, equipment, leaseholds and other facilities are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, governing (a) air emissions, (b) discharges to surface water or ground water, (c) solid or liquid waste disposal, (d) the use, storage, generation, handling, transport, discharge, release, or disposal of toxic or hazardous substances or wastes, or (e) other environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 601 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended, the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the Occupational Safety and Health Act of 1970, as amended ("OSHA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. There is no Proceeding pending or threatened against USC or any Subsidiary relating to the environment nor is there a basis for the assertion against USC or any of its Subsidiaries of any Proceeding. Neither USC nor any of its Subsidiaries has received notice of, or knows of, any past, present or future events, conditions, facts, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance or that might constitute a violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of the property or the operation of the business of USC or any of its Subsidiaries.

     Section 2.13 Pension Matters. During the past five years, neither USC nor any of its Subsidiaries has maintained or contributed to any defined benefit pension plans (as defined in Section 3(2) of ERISA or any multiemployer plans (as defined in Section 3(37)(A) of ERISA). Each employee benefit plan (as defined in Section 3(3) of ERISA) (each, an "Employee Benefit Plan" or "Plan") maintained for employees of USC or its Subsidiaries or to which USC or its Subsidiaries have contributed and any related trust agreement, annuity contract or any other funding or implementing instrument complies currently and has complied in the past, as to form, operation and administration, with the provisions of ERISA, as amended, and all other applicable laws, rules and regulations and with the Code where required in order to be tax-qualified under Section 401(a) or 403(a) and 501(a) of the Code, and no event has occurred that may give rise to disqualification of any such Plan under said Sections. All necessary governmental approvals for the Employee Benefit Plans have been obtained. Each Employee Benefit Plan that is subject thereto meets and has met at all times the minimum funding standards of Section 302 of ERISA,
Section 412 of the Code and any other applicable law, and no accumulated funding deficiency, whether or not waived, exists with respect to any such Plan. Each Employee Benefit Plan that is an employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) has been duly authorized by the Board of Directors of USC and a favorable determination as to the qualification under the Code of each such employee pension benefit plan has been made by the Internal Revenue Service. USC has delivered, or will deliver prior to the Closing, to Purchaser the following documents as in effect on the date hereof: (A) true, correct and complete copies of each Plan, including all amendments thereto, which is an employee pension benefit or welfare benefit plan (within the meaning of Sections 3(1) or 3(2) of ERISA), and in the case of any unwritten Plans, descriptions thereof, (B) with respect to any Plans or Plan amendments described in the foregoing clause (A), (i) the most recent determination letter issued by the Internal Revenue Service after September 1, 1974, if any, (ii) all trust agreements or other funding agreements, including insurance contracts, and (iii) the most recent actuarial valuations, annual reports, summary plan descriptions, employee handbooks or other descriptive materials supplied and employee or retiree summaries of material modifications and summary annual reports, if any. With respect to any Plan, no prohibited transaction (within the meaning of Section 406 of ERISA and/or Section 4975 of the Code) exists which could subject USC or any Subsidiary to any material liability or civil penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code. Neither USC, its Subsidiaries nor any of their respective Affiliates, nor any administrator or fiduciary of any Plan (or agent of any administrator or fiduciary of any Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in a manner which is likely to subject USC or any of its Subsidiaries to any liability for a breach of fiduciary or other duty under ERISA or any other applicable law. The transactions contemplated by the this Agreement will not be, or cause any, prohibited action or transaction.

     There are no pending claims, investigations or causes of action ("Claims") and, to the best of each Seller's knowledge, no such Claims are planned or threatened, against any Employee Benefit Plan or fiduciary of any such plan by any participant, beneficiary or governmental agency with respect to the qualification or administration of any such Employee Benefit Plan. No Seller nor any Subsidiary of USC has made, nor will any of them or any of USC's (or any of its Subsidiaries') employees or representatives make prior to the Closing Date, any representation to or agreement with, any of Seller's (or any of its Subsidiaries') employees (whether written or oral) with respect to (i) the provisions of any employee benefits other than those provided under any Employee Benefit Plan disclosed to Purchaser or (ii) the continuation of any benefits beyond the Closing Date under any Employee Benefit Plan. All filings required by ERISA and the Code as to each Plan have been timely filed and all notices and disclosures to participants required by ERISA or the Code have been timely provided. Each Plan to which ERISA Sections 601 through 609 and Section 4980B of the Code apply has been administered in material compliance with such Sections. USC and its Subsidiaries have made or shall make full and timely payment of all amounts which are required under the terms of the Plans to be paid as a contribution to each such Plan with respect to the period from the end of the last plan year ending before the date of this Agreement to the Closing Date. Neither USC nor its Subsidiaries have any unfunded obligations with respect to any Plan. All contributions made to or accrued with respect to all Employee Benefit Plans are deductible under Section 404 or 162 of the Code. No amounts, nor any assets or any Employee Benefit Plan are subject to Tax as unrelated business taxable income under Section 511, 512, or 419A of the Code. No facts exist which could result in a material increase in premium costs of Plans for which benefits are insured or a material increase in benefit costs of Plans which provide self insured benefits. No Plan provides (or has any obligation or commitment to provide) health, medical, disability, life or other similar benefits with respect to any current or former employees (or beneficiary thereof) of USC or its Subsidiaries beyond their retirement or other termination of service (other than coverage mandated by Title I, Subtitle B, Part 6 of ERISA, which coverage is fully paid by the former employee or his dependents). There are no agreements which will provide payments to any officer, employee, shareholder, or highly compensated individual of USC or its Subsidiaries which will be "parachute payments" under Section 280G of the Code that are nondeductible to Seller or subject to tax under Section 4999 of the Code. All group health plans of USC and its Subsidiaries and each of their Affiliates have been operated in compliance with the group health plan continuation coverage requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

     Section 2.14 Labor Matters. Except as set forth on the USC
Disclosure Schedule, neither USC nor any of its Subsidiaries has any obligations, contingent or otherwise, under any employment or consulting agreement, or collective bargaining agreement or other contract with a labor union or other labor or employee group.
There are no efforts presently being made or threatened by or on behalf of any labor union with respect to the employees of USC or any of its Subsidiaries. USC and each of its Subsidiaries are in compliance with all federal, state or other applicable laws, domestic or foreign, regarding employment and employment practices, terms and conditions of employment and wages and hours, and have not and are not engaged in any unfair labor practice. No unfair labor practice complaint against USC or any of its Subsidiaries is pending or threatened before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage pending or threatened against or involving USC or any Subsidiary. No representation question exists respecting the employees of USC or any Subsidiary. No employment-related grievance or internal or informal complaint or liability with respect to the termination of any employee, consultant or agent exists. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted. No collective bargaining agreement is currently being negotiated by USC or any of its Subsidiaries, and neither USC nor any Subsidiary has experienced any material labor difficulty. There has not been and there will not be any adverse change in relations with employees of USC or any of its Subsidiaries as a result of any announcement or consummation of the transactions contemplated by this Agreement. No employee of USC or any of its Subsidiaries is in violation of any term of any employment contract, or any other contract or agreement with or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by USC or any of its Subsidiaries because of the nature of the business conducted or to be conducted by USC and its Subsidiaries or to the use of trade secrets or proprietary information of others, and the employment of USC's and its Subsidiaries' employees does not subject USC or its Subsidiaries to liability in connection with such covenants or agreements. There is neither pending nor threatened Proceedings with respect to any contract, agreement, covenant or obligation referred to above nor is there any basis for asserting the foregoing.

     Section 2.15 Taxes. All Taxes, assessments and other governmental charges that are due and payable by USC or its Subsidiaries, other than those presently payable without penalty or interest, have been timely paid, and USC and its Subsidiaries have timely filed (and, through the Closing Date, will timely file) all federal, state and other tax returns required by law to be filed by them. All such tax reports or returns are true, complete and correct in all respects with regard to USC and its Subsidiaries for the periods covered thereby. USC and its Subsidiaries are not delinquent in the payment of any Tax, assessment or governmental charge, there is no tax deficiency asserted against USC or any of its Subsidiaries, and there is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any of the Taxes of USC or any of its Subsidiaries or any violation of any federal, state, local or foreign tax law that could be asserted by any taxing authority. There are no tax liens upon any properties or assets of USC or any of its Subsidiaries. No Internal Revenue Service, state or local, audit, investigation or Proceeding of USC or any of its Subsidiaries is pending or threatened, and the results of any completed audits are properly reflected in the USC Financial Statements. Neither USC nor its Subsidiaries have granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted. Neither USC nor its Subsidiaries have committed any material violation of any federal, state, local or foreign tax laws. All monies required for the payment of Taxes not yet due and payable with respect to the operations of USC and its Subsidiaries through and including the Closing Date have been approved, reserved against and entered upon the books and USC Financial Statements. All monies required to be withheld by USC and its Subsidiaries from employees or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by USC and its Subsidiaries to governmental agencies or set aside in accounts for such purpose have been approved, reserved against and entered upon the books and USC Financial Statements.

     Section 2.16     Inventory.  No item included in the
inventories, materials or supplies of USC or its Subsidiaries is pledged as collateral or held on consignment from others. All such inventory items are standard quality goods saleable in the ordinary course of business.

     Section 2.17 Proprietary Rights. USC owns or validly licenses the right to use all technology, proprietary information, know-how, ideas (patented or unpatented), data, licenses, customer lists, processes, formulas, trade secrets, telephone numbers, computer software, computer programs, designs, inventions, trademarks, trademark registrations and applications therefor, registered and common law copyrights, and registered copyright applications, trade names (whether or not registered or registrable), service marks, service mark registrations and applications therefor (collectively, the "Proprietary Rights") necessary to conduct the Business of USC or its Subsidiaries as the Business is presently being conducted. The USC Disclosure Schedule sets forth a complete and correct list (including, where applicable, registration numbers and dates of filing, renewal and termination) of all Proprietary Rights. No consent or approval of any third party will be required for the use of the Proprietary Rights by USC or its Subsidiaries after the consummation of the transactions contemplated hereby and the transactions hereunder will not result in any breach of any agreement relating to any Proprietary Rights. No claim or opposition has been asserted by any person or entity to the ownership of or USC's right to use any of the Proprietary Rights or challenging or questioning the validity or effect of any license or agreement relating thereto, and there is no valid basis for any such claim or assertion. USC has ownership of, or valid licenses to use all of, the Proprietary Rights. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly asserted, registered and filed. The Proprietary Rights owned by USC and its Subsidiaries are owned free and clear of all Liens. USC has taken all reasonable steps to establish and preserve its ownership of all Proprietary Rights. USC's use of the Proprietary Rights will not, and the conduct of the Business as presently conducted does not, infringe on or violate the rights of any other Person. No Proceedings have been instituted, are pending or are threatened that challenge or oppose the rights of USC with respect to any of the Proprietary Rights. USC has not received any notice or inquiry from any Person of any alleged infringement by USC. USC has not given and is not bound by any agreement of indemnification in connection with any Proprietary Rights or product or service sold or performed by USC. No Seller is aware of any infringement by others of USC's Proprietary Rights.

Set forth in the USC Disclosure Schedule is a list of all confidentiality agreements entered into by USC or any of its Subsidiaries relating to the Proprietary Rights and all such contracts are in full force and effect.

     Section 2.18 Surety Obligations. Neither USC nor any of its
Subsidiaries is obligated as surety or indemnitor under any surety, performance, completion or similar bond or other contract issued and have not entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

     Section 2.19     No Brokers.  No Seller has employed any
broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     Section 2.20 Records. The respective minute books, books of account, stock record books and other records of USC and each of its Subsidiaries, all of which have been or will be made available to Purchaser, contain accurate and complete records of all corporate actions of the respective stockholders and Boards of Directors (and committees thereof) during the periods of time in which such minute books were maintained.

     Section 2.21 Compliance With Law; Conduct. Neither USC nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other Governmental Body or any judgment, order, writ, injunction or decree of any court, applicable to its Business or operation, except where such violations or failure to comply would not have a Material Adverse Effect on USC or any of its Subsidiaries. USC and its Subsidiaries' respective Businesses are in conformity with all federal, state and local energy, public utility, health, and OSHA requirements and all other federal, state and local governmental and regulatory requirements. USC and its Subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their respective Businesses as then and are now contemplated to be conducted.

     Section 2.22 Regulatory Compliance. USC and its Subsidiaries comply in all material respects with all state and federal rules and regulations applicable to the Business, including, but not limited to, those regulations governing the provision of operator assisted telecommunications services, including, but not limited to, the requirements set forth under 47 C.F.R. Section 64.703 - 64.707, and the terms and conditions within each order granting jurisdictional authority and all related tariffs.

     Section 2.23 Investment Company Act; Etc. To the best knowledge of the Shareholders, neither USC nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     Section 2.24 Public Utility Holding Company Act. Neither USC nor any of its Subsidiaries is a "public utility," a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

     Section 2.25     Insurance.  Contained in the USC Disclosure
Schedule is a complete and accurate description of all insurance maintained by USC with respect to the assets, properties and business of USC and its Subsidiaries. All of the insurable properties of USC and its Subsidiaries are insured for their benefit under valid and enforceable policies, issued by insurers rated B+ or better. The insurance maintained by USC and its Subsidiaries is in amounts and of a nature as is customarily maintained by persons conducting operations similar to those of USC.

     Section 2.26     Instruments in Full Force and Effect;
Possession under Leases.   The USC Schedule contains a complete and
accurate list of all material contracts, agreements, understandings, commitments and obligations, whether written or oral (including, without limitation, licenses, royalties, operating and capital leases, assignments and similar agreements) of USC and its Subsidiaries (the "Material Contracts"). The Material Contracts are valid, binding and in full force and effect against USC and its Subsidiaries and have not been amended or supplemented in any manner or respect except as disclosed on the USC Disclosure Schedule. Except as set forth in the USC Disclosure Schedule, there are no defaults by USC or any of its Subsidiaries thereunder and USC and the Shareholders know of no defaults thereunder by any other party thereto, and no event has occurred that with the lapse of time or action or inaction by any party thereto would result in a violation thereof or a default thereunder.

     Section 2.27 Receivables. The USC Disclosure Schedule contains a complete and accurate list of all USC and its Subsidiaries' receivables (including aged accounts receivables, loan receivables and advances) as of June 30, 1995, showing the name of each account debtor and the amount due from each by invoice number and date. All of such accounts receivables and all account receivables since the date thereof have arisen in the ordinary course of business for products delivered or services rendered. Neither USC nor any of its Subsidiaries is aware of any event or condition with respect to a specific customer that causes it to believe that any such receivable will not be collected in full in due course without resort to litigation and will not be subject to counterclaim or setoff. The write-offs for doubtful accounts reflected on the various USC Financial Statements were or will be, as the case may be, determined in accordance with GAAP and past practice consistently applied and adequately provide for all uncollectible receivables.

     Section 2.28 Accounts Payable. The USC Disclosure Schedule contains a complete and accurate list of all USC and its Subsidiaries' aged accounts payable at June 30, 1995, showing the name of each account creditor and the amount due to each by invoice number and date.

     Section 2.29 Items Reflected in the USC Disclosure Schedule. The USC Disclosure Schedule contains a complete and accurate list or brief description of (a) all current or pending contracts, commitments and leases (of real or personal property), written or otherwise, between USC or any of its Subsidiaries and any party that involve, in the aggregate, the payment or receipt by USC or any of its Subsidiaries of more than $10,000, which cannot be cancelled without penalty upon thirty (30) days' notice, or which otherwise are material to USC or any of its Subsidiaries; (b) all of the Proprietary Rights; (c) all employee benefit programs (including but not limited to medical, profit-sharing or pension plans), employee bonus and incentive compensation arrangements and accrued and unused vacation time as of June 30, 1995, of USC and each of its Subsidiaries and through the Closing Date; (d) any compensation, noncompetition, severance, consulting, or confidentiality agreements between USC or any of USC's (or any of its Subsidiaries') employees, consultants or agents for the last two fiscal years and at present; (e) the number and job category of all current employees of USC and each of its Subsidiaries, including with respect to key employees, their names, date of employment, current compensation (including sales commissions) and date and amount of last increase in compensation; (f) all capital assets of USC and its Subsidiaries with a book value greater than $200, setting forth any Liens or restrictions thereon; (g) federal and state income tax returns for the last three fiscal years; (h) a list of all leases, contracts or agreements for which consents of any private persons or public authorities would be required (citing the section(s) thereof requiring such consents) for the consummation of the transactions contemplated hereby, or for the preventing of any termination of any material right, privilege, license or agreement of, or any loss or disadvantage to, USC or any of its Subsidiaries or SAH upon consummation of the transactions contemplated hereby; (i) all governmental licenses and permits relating to any of USC's and its Subsidiaries' operations; (j) any arrangements or agreements of USC or any of its Subsidiaries with their respective competitors; and (k) the ten largest customers of USC and each of its Subsidiaries and the ten largest suppliers to USC and its Subsidiaries for the fiscal year ended December 31, 1994, and for the period from January 1, 1995, to June 30, 1995. Neither USC nor any of its Subsidiaries has received notice, or has knowledge or reason to believe, that any customer listed in the USC Disclosure Schedule is seeking or presently intends to seek to terminate or diminish its relationship with USC or any of its Subsidiaries or that any such customer will not renew or continue its existing agreement with USC or any of its Subsidiaries on the expiration date thereof (or otherwise) on terms at least as favorable to USC or its Subsidiaries as those currently in effect.

     Section 2.30 Bank Accounts; Powers of Attorney. The USC Disclosure Schedule completely and accurately lists the name of each bank, brokerage firm or other financial institution in which USC or any of its Subsidiaries has an account or possesses a safe deposit box and sets forth the amount and nature of all cash and cash equivalents contained therein at June 30, 1995. The USC Disclosure Schedule also completely and accurately lists the names of all Persons authorized to draw thereon, or to have access thereto or to authorize transactions therein, and the names of all parties, if any, holding powers of attorney from USC or one of its Subsidiaries with respect thereto or with respect to any other matter, and the account number of any such account. Neither USC nor its Subsidiaries maintain any securities or commodity trading account or other brokerage account.

     Section 2.31 Product and Service Warranties. There is no claim against or liability of USC or any Subsidiary on account of product or service warranties or with respect to the manufacture, sale or lease of Products or performance of services, and there is no basis for any such claim on account of Products heretofore manufactured, sold or leased or services performed.

     Section 2.32 Transactions with Affiliates. Except as set forth in the USC Disclosure Schedule, neither USC nor any of its Subsidiaries has engaged in any loans, leases, contracts or other transactions with any director, officer or key employee of USC or any of its Subsidiaries, or any member of any such individual's immediate family or any other Affiliate of USC or any of its Subsidiaries. As of the Closing Date, all advances or loans made by USC or any of its Subsidiaries to any stockholder, officer, director, employee, Affiliate or agent of USC or any of its Subsidiaries will have been repaid in full, with accrued interest to the date of repayment.

     Section 2.33 Corrupt Practices. Since the inception of USC and each of its Subsidiaries, there have been no violations of the Foreign Corrupt Practices Act or any similar state or federal statute relating to bribery or similar offenses by USC or any of its Subsidiaries or any of their agents. Neither USC, its Subsidiaries, nor any officer, director, employee or agent of USC or any Subsidiary (or any Person acting on behalf of any of the foregoing) has since the date of USC's incorporation, given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official, or any other Person who is or may be in a position to help or hinder USC or any of its Subsidiaries or assist USC or any of its Subsidiaries in connection with any actual or proposed transaction, which gift or similar benefit, if not given in the past, would have a Material Adverse Effect, or which would subject USC or any of its Subsidiaries to penalty in any private or governmental litigation or Proceeding.

     Section 2.34 Absence of Bad Debt or Uncollectible Accounts. At June 30, 1995, and at the date of each subsequent balance sheet included in the USC Financial Statements, USC had no bad debt or uncollectible account which has not been revealed and written off in the Financial Statements.

     Section 2.35 Investments in Competitors. Except as set forth in the USC Disclosure Schedule, none of the executive officers or directors of USC or any of its Subsidiaries owns directly or indirectly any interest or has any investment in any Person that is a competitor or potential competitor of, or which otherwise directly or indirectly does business with, USC or any of its Subsidiaries.

     Section 2.36 No Default. Neither USC nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under
(a) its respective Certificate of Incorporation or Bylaws; (b) any mortgage, loan, agreement, contract, arrangement, lease, lease purchase, indenture or other evidences of indebtedness for borrowed money or other instrument to which USC or any of its Subsidiaries is a party or by which USC or any of its Subsidiaries or any of the assets of USC or its Subsidiaries is bound; or (c) any judgment, order, writ, injunction, or decree, of any court, arbitrator, Governmental Body.

     Section 2.37 Copies of Documents; Accuracy of Information Furnished. USC or the Shareholders have delivered or made available to SAH complete and accurate copies of all documents listed on the USC Disclosure Schedule and all other information requested for deciding whether to consummate the transactions hereby. All of the exhibits and schedules provided by USC or the Shareholders are true, correct and complete in all material respects and no written representation, warranty or statement made by USC or the Shareholders in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact to make such representation, warranty or statement not misleading to SAH who are seeking complete and accurate information with respect to USC and its Subsidiaries.

     Section 2.38 Title to Shares. The Shareholders are the lawful owners of the number of shares of USC Common Stock set forth below:

     Shareholder                        Number of Shares

     Bill L. Johnson                         2750

     Howard Maddera                          2750

     Marianne Reed                           1375

     NTS Communications, Inc.                1375

The Shareholders are the sole holders and owners (beneficially and of record) of 100% (8250 Shares) of the USC Common Stock, which constitutes 100% of USC's outstanding shares of capital stock. Each of the Shareholders holds good, valid and indefeasible title to such shares. The Shareholders each possess full authority and legal right to sell, transfer and assign the entire legal and beneficial ownership of the shares of Stock issued to each of them, free and clear of all Liens, rights of first refusal, voting trust, voting agreements, buy/sell agreements, preemptive rights, proxies or other interests of any nature of any Person.

     Section 2.39 Shareholder Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by each of the Shareholders and constitutes the legal, valid and binding obligation of each of the Shareholders, enforceable against each of them in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws affecting enforcement of creditors' rights generally. The execution, delivery and performance by the Shareholders or USC of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of any law to which any of the Shareholders or USC is subject nor result in a breach or violation by any of the Shareholders or USC of any of the terms or provisions of, or constitute a default by any of the Shareholders or USC under any note, bond, mortgage, indenture, license, trust (constructive or other), agreement, lease, or other instrument or obligation to which any of the Shareholders or USC is a party or by which any of the Shareholders or USC is bound. None of the Shareholders, nor USC, is a party to, or subject to, or bound by, any currently existing order, judgment, injunction, writ or decree of any court or governmental authority, or any arbitration award that would restrict performance by any of the Shareholders or USC of this Agreement or such other documents or instruments to be executed or delivered by any of the Shareholders or USC in conjunction herewith.

     Section 2.40 Certain Transactions or Arrangements. Except for agreements and transactions entered into in connection with this Agreement and except as set forth in the USC Disclosure Schedule, no Shareholder is directly or indirectly, a party to any transaction with USC or any of its Subsidiaries, including without limitation: (a) any contract, agreement, understanding or commitment or other arrangement providing for the furnishing of services by, rental of real or personal property from or otherwise requiring payments to any Shareholder or any affiliate of any Shareholder; (b) any contract, agreement, understanding, commitment or other arrangement relating to the employment of any Shareholder by USC or any Subsidiary, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan; or (c) any loans or advances to or from USC or any of its Subsidiaries.

     Section 2.41    Disclosure.

          (a) No representation or warranty of Shareholders or USC contained in this Agreement or statement in the USC Schedule contains any untrue statement. No representation or warranty of USC contained in this Agreement or statement in the USC Schedule attached hereto omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          (b) There is no fact known to Shareholders or USC which has specific application to Seller and which could have a Material Adverse Effect but which has not been set forth in this Agreement or the USC Schedule hereto.

          (c) The disclosures in the USC Schedule attached hereto shall relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and to no other representation or warranty in this Agreement.

          (d) In the event of any inconsistency between the statements in the body of this Agreement and those in the USC Schedule attached hereto (other than an exception expressly set forth as such in the USC Schedule in relation to a specifically identified representation or warranty), those in this Agreement shall control.


ARTICLE 3.    REPRESENTATIONS AND WARRANTIES OF SAH

     Except as set forth in the disclosure schedule delivered to USC and the Shareholders by SAH contemporaneously with the execution hereof (the "SAH Disclosure Schedule"), SAH hereby represents and warrants to USC and each of the Shareholders as follows, regardless of what investigations, if any, USC or the Shareholders shall have made prior hereto:

     Section 3.1 Organization; Qualification. SAH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SAH has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. SAH is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect on SAH.

     Section 3.2 Authority Relative to this Agreement. SAH has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by SAH of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of SAH and no other corporate proceedings on the part of SAH are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by SAH and constitutes a legal, valid and binding obligation of SAH, enforceable against it in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws affecting enforcement of creditors' rights generally. As of the date hereof, to SAH's knowledge and except as contemplated by this Agreement, SAH is not prohibited by any governmental agency or agreement from acquiring USC.


ARTICLE 4.   ADDITIONAL AGREEMENTS

     Section 4.1 Conduct of Business of USC and its Subsidiaries. Each of the Shareholders and USC jointly and severally covenant that after the date hereof and prior to the Closing Date, USC and its Subsidiaries shall conduct their operations according to their normal course of business to preserve intact their business organization, keep available the services of their officers and employees, maintain satisfactory relationships with licensors, suppliers, dealers, customers and all others having business relationships with them and continue to service and maintain all of their respective assets in a manner consistent with past practice.

     Section 4.2 Forbearances by USC and its Subsidiaries. Each of the Shareholders and USC jointly and severally covenant and agree that except as contemplated by this Agreement, neither USC nor any of its Subsidiaries shall, after the date hereof and prior to the Closing Date, without the prior written consent of SAH:

     (a) issue additional capital stock or any additional securities or obligations convertible into or exchangeable for, or giving any person any right to acquire, capital stock;

     (b)  acquire any shares of its capital stock;

     (c)  declare or pay any dividend;

     (d) issue stock options or any stock appreciation rights or enter into any contract or agreement providing for compensation or payments to any Person with respect or by reference to the capital stock, capital structure or stockholders' equity account of USC or its Subsidiaries or pay any amounts with respect to any of them;

     (e)  sell any assets not in the ordinary course of business;

     (f) issue or incur additional debt for borrowed money other than pursuant to existing credit agreements;

     (g) mortgage, pledge or otherwise encumber any of its properties or assets;

     (h) make any investment in third parties or assets of a capital nature either by purchasing stock, securities or assets, contributing to capital, transferring property or otherwise making any investment;

     (i) make any commitments for capital expenditures or other commitment or transaction other than in the ordinary course of business without the prior written consent of SAH;

     (j) increase in any manner the compensation of or pay any bonuses or special awards to any of its directors or officers;

     (k) amend its Charter, Certificate of Incorporation or Bylaws except as may be necessary to facilitate the consummation of the transactions contemplated by this Agreement; or

     (l) enter into any employment, consulting, brokerage or commission agreement or arrangement other than in the ordinary course of business consistent with past practice;

     (m) take any action, or fail to take any action, the result of ;which can reasonably be expected to be a termination of or material default under any Material Contract;

     (n) materially amend, modify or terminate, or agree to amend, modify or terminate any Material Contract;

     (o) fail to maintain the confidential treatment or otherwise fail to preserve any of its Proprietary Rights;

     (p) enter into any agreement to do any of the things described in clauses (a) through (o) above.

     Section 4.3 No Solicitation. Each of the Shareholders and USC, jointly and severally, covenant and agree that USC, its respective Subsidiaries, officers and directors and Shareholders will not, nor permit any of their respective agents or representatives (including, without limitation, investment bankers, attorneys and accountants) or any of the officers, employees, agents or representatives of any of the Subsidiaries to, directly or indirectly (a) solicit, initiate or encourage submission of proposals or offers by, or (b) furnish any information with respect to or otherwise cooperate in any way with, or participate in any discussions or negotiations with, any Person with respect to any proposal regarding the acquisition or purchase of all or a material portion of the assets of, or any equity interest in USC or any Subsidiaries or any business combination with USC or any Subsidiary. USC and the Shareholders shall promptly notify SAH if any such proposal or offer, or any inquiry or contract with any Person with respect thereto, is made and shall, in any such notice, indicate in reasonable detail the identity of the offeror and the terms and conditions of any such proposal. In the event the Transaction does not close, neither party will solicit the customers of the other for a period of two (2) years from the date of this Agreement.

     Section 4.4 Investigation of Business and Properties. SAH may make or cause to be made such investigation of the Business and properties of USC and its Subsidiaries and of their financial and legal condition as appropriate or advisable to familiarize itself therewith. USC agrees to furnish SAH and its employees, offices, agents, investment bankers, potential investors, accountants, counsel and other representatives with all financial, operating and other data and information concerning SAH and each of its Subsidiaries and commitments of USC and each of its Subsidiaries as SAH shall from time to time reasonably request and will afford SAH and its employees, officers, accountants, attorneys, agents, investment bankers, potential investors and other authorized representatives access to USC's and of its Subsidiaries' offices to review such documents and their books and records and will be given opportunity to ask questions of, and receive answers from, representatives of USC and each of its Subsidiaries with respect to such matters. No investigations by the Purchaser or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of the Sellers with respect to any representations, warranties, covenants or agreements made herein or in an Exhibit, Schedule or other certificate, instrument, agreement or document (including the USC Schedule), executed or delivered in connection with this Agreement.

     Section 4.5 Confidentiality. Each party agrees with respect to all technical, commercial and other information that is furnished or disclosed by the other parties, including, but not limited to, information regarding such party's (and its Subsidiaries' and Affiliates') organization, personnel, business activities, customers, subscribers, policies, assets, finances, costs, sales, revenues, technology, rights, obligations, liabilities and strategies (the "Information"), that, unless and until the transactions contemplated hereby shall have been consummated, (a) such Information is confidential and/or proprietary to the furnishing/disclosing party and entitled to and shall receive treatment as such by the receiving party; (b) the receiving party will hold in confidence and not disclose or use (except in respect of the transactions contemplated hereby) any such Information, treating such Information with the same degree of care and confidentiality as it accords its own confidential and proprietary information; provided, however, that the receiving party shall not have any restrictive obligation with respect to any Information that (i) is contained in a printed publication available to the general public, (ii) is or becomes publicly known through no wrongful act or omission of the receiving party, or
(iii) is known by the receiving party without any proprietary restrictions by the furnishing/disclosing party at the time of receipt of such Information; and (c) all such Information furnished to a party by another, unless otherwise specified in writing, shall remain the property of the furnishing/disclosing party and, in the event this Agreement is terminated, shall be returned to it, together with any and all copies made thereof, upon request for such return by it (except for documents submitted to a governmental agency with the consent of the furnishing/disclosing party or upon subpoena and that cannot be retrieved with reasonable effort), and each party shall confirm in writing to the others compliance with any such request. Each party hereto acknowledges that the remedy at law for any breach by a party of its obligations under this section is inadequate and that the other parties shall be entitled to equitable remedies, including injunctive relief, in the event of breach by any other party.

     Section 4.6 Investigation of Financial Statements. USC agrees to give, and agrees to cause its independent certified public accountants to give, such assistance to the independent certified public accountants of SAH, and to employees or representatives of SAH as it may reasonably request in connection with their review of the USC Financial Statements. Such review shall specifically include, without limitation, the right to examine any notes and work papers related thereto.

     Section 4.7 Agreement to Consummate. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable efforts to do all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including, but not limited to, the obtaining of all consents, authorizations, orders and approvals of any Governmental Body required in connection therewith and initiating or defending any legal action that is necessary or appropriate to permit the transactions contemplated hereby to be consummated. At any time after the Closing Date, if any further action is necessary, proper or advisable to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, each party to this Agreement shall take, or cause its proper officers to take, such action. No party to this Agreement shall take or cause to be taken any action that would cause the representations or warranties expressed herein to be untrue or incorrect on the Closing Date.

     Section 4.8 Agreement Regarding Brokers. Each party agrees that he, she or it will pay or dispute, and hold the other parties harmless from, any claims of brokers or others for finder's or brokerage fees asserted as a result of representations by such party to such brokers or others, regardless of whether the existence of such brokers or others are disclosed herein.

     Section 4.9 Notice. USC and the Shareholders shall promptly give notice to SAH upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute, any of their representations or warranties being or becoming untrue. SAH will promptly give notice to USC and the Shareholders upon becoming aware of the occurrence or failure to occur, of any event that would cause or constitute, any of their representations or warranties being or becoming untrue.

     Section 4.10 Public Announcements. Neither USC nor the Shareholders shall issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby. SAH may disclose this transaction at any time.

    Section 4.11 Delivery of USC Disclosure Schedules. USC and the Shareholders shall deliver to SAH the USC Disclosure Schedules and all other documents, schedules, financial statements and appraisals required hereunder no later than July 21, 1995. SAH may notify the Shareholders at any time within 45 days after delivery of any matter disclosed by such USC Disclosure Schedules or other documents, schedules, financial statements and appraisals which does not meet the satisfaction of SAH, whereupon SAH may terminate this Agreement without further force or effect.

     Section 4.12 NTS Logo and Service Mark. Nothing in this Agreement shall be construed to transfer any statutory or common law interest whatsoever in the NTS Communications service mark or logo as the same are registered with the United States Patent and Trademark Office under registration numbers 1,293,303; 1,296,928 and 1,798,210 (the "NTS Rights") to SAH or any other party.


ARTICLE 5.    CONDITIONS PRECEDENT TO CLOSING

     Section 5.1     General Conditions.  Consummation of the
Transactions shall be subject to the fulfillment at the Closing
Date of each of the following conditions:

          (a) No Injunction. No court having jurisdiction shall have issued, to the knowledge of SAH, USC or any Shareholder, an injunction preventing the consummation of the Transaction that shall not have been stayed or dissolved at the Closing Date.

          (b) HSR Act. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated and no action shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner or, if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

          (c) Proceedings. All proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the parties and their counsel, and the parties and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the parties or their counsel may reasonably request.

          (d) Employment and Nonsolicitation Agreements. The appropriate parties shall have executed the Employment
     Agreement and the Nonsolicitation Agreements.

     Section 5.2     Conditions to Closing in Favor of USC.
Consummation of the Transactions shall be subject to the fulfillment, to the satisfaction of USC, or written waiver, at or before the Closing Date, of each of the following conditions:

          (a) Representations and Warranties of SAH. The representations, warranties and statements of SAH contained in this Agreement, the exhibits hereto and the SAH Disclosure Schedule, shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Closing Date, except for changes contemplated by this Agreement, as if made on the Closing Date; and SAH shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

          (b) SAH Officer's Certificates. SAH shall have delivered to the Shareholders a certificate, dated the Closing Date, of the President of SAH to the effect that (a) he is familiar with the provisions of this Agreement and (b) the conditions specified in Section 5.1 and in paragraph (a) of this Section 5.2 have been satisfied in all material respects.

          (c) Governmental Consents, Authorizations, Etc. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable Governmental Body that are required for, or in connection with, the execution and delivery of this Agreement by USC and the consummation by USC of the transactions contemplated hereby shall have been obtained or made.

     Section 5.3     Conditions to Closing in Favor of SAH.
Consummation of the Transactions shall be subject to the fulfillment, to the satisfaction of SAH, or its written waiver, at or before the Closing Date of the following conditions:

          (a) Copies of Resolutions of USC. USC shall have furnished SAH with copies of resolutions duly adopted by the Board of Directors and Shareholders approving the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of USC.

          (b) Opinion of Counsel for USC and the Shareholders. USC and the Shareholders shall have furnished SAH with an opinion dated the Closing Date of John Vickers III, Esq., counsel for USC and Shareholders, in form attached hereto as
     Exhibit 5.3(b).

          (c) Representations and Warranties of USC and Shareholders. The representations, warranties and statements of USC and Shareholders contained in this Agreement, the exhibits hereto and the USC Disclosure Schedule shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Closing Date, except for changes contemplated by this Agreement, as if made at and as of the Closing Date; and USC and each of the Shareholders shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (d) USC Officers' and Shareholders' Certificate. USC and each of the Shareholders shall have delivered to SAH a certificate, dated the Closing Date (and, with respect to USC and NTS, signed by the President and Secretary of each such entity) to the effect that (a) they are familiar with the provisions of this Agreement and (b) the conditions specified in Section 5.1 and in paragraph (c) of this Section 5.3 have been satisfied.

          (e) Governmental Consents, Authorizations, Etc. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by, any applicable Governmental Body that are required for or in connection with, the execution and delivery of this Agreement by SAH and the consummation by SAH of the transactions contemplated hereby shall have been obtained or made.

          (f) Legislation. No law or legally binding regulation shall have been enacted that does or would prohibit, restrict or delay consummation of the Transactions or any of the conditions to the consummation of the Transactions or that does or would have a Material Adverse Effect on USC or any of its Subsidiaries.

          (g) Financing The proceeds of the Financing necessary to consummate the Transactions contemplated by this Agreement, on terms satisfactory to SAH shall have been obtained by SAH.
     For purposes hereof, the term "Financing" shall mean the obtaining of funds through borrowings, private placements, or other means, for the purpose of consummating the Transactions contemplated by this Agreement.

          (h) Litigation. There shall be no effective injunction, writ or preliminary restraining order or any other order of any nature issued by a court or governmental agency of competent jurisdiction restraining or prohibiting consummation or altering the terms of any of the transactions provided for herein, or actions seeking damages based upon the foregoing which SAH reasonably deems material.

          (i) No Adverse Change. There shall have occurred no adverse change (whether or not covered by insurance) in the assets or financial condition of USC or its Subsidiaries since June 30, 1995.

          (j) Financial Ratios of USC. At Closing, the Working Capital of USC will be greater than $0. For purposes hereof, Working Capital means (i) current assets (herein being defined as cash and cash equivalents, accounts receivable (net of allowance for bad debt), inventory, prepaid expenses and deferred income taxes) less (ii) current liabilities (herein being defined as accounts payable, accrued expenses, taxes and all other current liabilities according to GAAP.

          (k) Purchaser's Investigation. The investigations by Purchaser and its representatives in connection with the proposed Transactions shall not have caused Purchaser, or its representatives to become aware of any facts or circumstances (even if such facts or circumstances were previously disclosed to the Purchaser in the USC Disclosure Schedule or elsewhere in the Operative Documents) which relate to the business, operations, assets, properties, liabilities, financial conditions, results of operation or affairs of USC or its Subsidiaries that, in the sole judgment of Purchaser make it inadvisable for Purchaser to proceed with the Transactions contemplated by this Agreement.

          (l) Debt. At Closing, USC and its Subsidiaries shall have no debt or indebtedness of any kind or nature except as disclosed in the Financial Statements.

          (m) Appraisals. USC shall have obtained appraisals of the fair market value of all of the personal and real property of USC and any of its Subsidiaries which had an initial cost in excess of $10,000 and such appraisal shall be delivered to and found to be reasonably satisfactory by SAH. All of the costs of such appraisals shall be borne by the Shareholders and not USC or any of its Subsidiaries.

          (n) Audited Financial Statements. The Shareholders and USC shall cause USC's auditors to deliver to SAH revised Financial Statements which have been audited without qualification and do not show any deviation or departure from GAAP and specifically, without limitation, shall properly reflect federal income tax liabilities in accordance with GAAP and such revised Financial Statements for the years ended (and as of) December 31, 1992, December 31, 1993 and December 31, 1994. All of the costs associated with the audit shall be borne by the Shareholders and not USC or any of its Subsidiaries. Such revised Financial Statements shall be found to be satisfactory to SAH in its sole and absolute discretion.

          (o) Employee Terminations. At or prior to the Closing, USC shall have caused those employees listed by SAH on
     Schedule 5.3(o) hereto to be terminated by USC. All of such employees shall have been employees "at will" under Texas law and shall, in connection with such termination, receive no more than standard severance benefits in connection with such termination. The USC Disclosure Schedule provides a list of the severance benefits (if any) provided to each such employee.

          (p) Delivery of Documents. USC and the Shareholders shall have timely delivered the USC Disclosure Schedules, the NTS Side Letter Agreement in the form of Exhibit 5.3(p) hereto and all other documents, schedules, financial statements and appraisals required hereunder to SAH.

          (q) Approvals. The Transactions shall have been approved and adopted by a majority of the full Board of Directors of the Corporation and by the requisite vote of the shareholders of SAH.

          (r) Other Matters. USC and Shareholders shall have delivered to SAH, in form and substance reasonably satisfactory to counsel for SAH, such certificates and other evidence as SAH may reasonably request as to the satisfaction of the conditions contained in this Section 5.3.


ARTICLE 6.    CLOSING DATE AND TERMINATION OF AGREEMENT

     Section 6.1     Closing Date.

          (a) Subject to the right of the Purchaser and Sellers to terminate this Agreement pursuant to Article 7 hereof, the closing for the consummation of the transactions contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by USC and SAH, take place at the offices of Arter, Hadden, Johnson & Bromberg at 10:00 a.m. on such date as the parties may agree upon in writing (the "Closing Date").

          (b) At the Closing, USC and the Shareholders, as applicable, shall deliver, or cause to be delivered to the Purchaser, the following:

               (1) the original stock certificates representing the Stock, together with stock powers duly endorsed in blank;

               (2)  the opinion of counsel for USC and the
          Shareholders referred to in Section 5.3(b);

               (3) the certificate referred to in Section 5.3(d), dated as of the Closing Date;

               (4) resignations of the directors and officers of USC and Subsidiaries;

               (5)  the Employment Agreements;

               (6)  the Nonsolicitation Agreements;

               (7) certified copies of the resolutions of the Board of Directors, authorizing the execution, delivery and performance of this Agreement; and

               (8) the corporate minute books, stock transfer ledgers, blank certificate books and corporate seals of USC and its Subsidiaries.

          (c) At the Closing, Purchaser shall cause to be delivered to Shareholders the following:

               (1) the certificate referred to in Section 5.2(b) dated as of the Closing Date;

               (2) certified copies of the resolutions of the Board of Directors of Purchaser, authorizing the execution, delivery and performance of this Agreement.


ARTICLE 7.    TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by mutual consent of the Shareholders and the Boards of Directors of SAH and USC;

          (b) by Shareholders if any representation or warranty of SAH or by SAH if any representation or warranty of USC or any Shareholder contained herein shall have been incorrect or breached in any material respect, as to which notice shall have been given to such party, and shall not have been cured or otherwise resolved to the reasonable satisfaction of the other party on or before the Closing Date, or by either Shareholders or SAH if any condition to the consummation of the transactions contemplated hereunder that must be fulfilled to its satisfaction has (in the good faith judgment of all of the Shareholders or a majority of the Board of Directors of
     SAH) become impractical to be fulfilled;

          (c) by either SAH or Shareholders if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Transactions shall have become final and non-appealable; or

          (d) by SAH or Shareholders if the Closing has not occurred by July 31, 1995; provided, however, that such date may be extended by written agreement between the parties and provided, further, that no party shall be permitted to terminate hereunder if such party is in violation of this Agreement.

     Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided herein, this Agreement shall become wholly void and have no further force and effect except as hereinafter provided; and there shall be no liability on the part of Shareholders, USC, SAH (or their respective officers of directors) except to comply with the confidentiality provisions of
Section 4.5 hereof, to pay the fees and expenses as apportioned in
Section 9.2 and except as otherwise provided herein. Nothing contained herein shall relieve any party from liability for its breach of this Agreement.

     Section 7.3 Amendment. This Agreement and the exhibits and schedules hereto may be amended by the parties hereto at any time prior to the Closing Date; provided, however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

     Section 7.4 Extension; Waiver. At any time prior to the Closing Date, any party hereto that is entitled to the benefits hereof (with respect to any such corporate party by action taken by its Board of Directors or a duly authorized officer), may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties hereto, (b) in whole or in part, waive any inaccuracy in the representations and warranties of any of the other parties hereto contained herein or in any exhibit or schedule hereto or in any document delivered pursuant hereto, and (c) in whole or in part, waive compliance with any of the agreements of any of the other parties hereto or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid as set forth in an instrument in writing signed and delivered on behalf of such party.


ARTICLE 8.   INDEMNIFICATION

     Section 8.1     Indemnity.

          (a) Shareholders jointly and severally agree to indemnify and hold Purchaser, its officers, directors, agents, attorneys and accountants ("Purchaser Indemnitees") harmless from any and all damages, losses which shall include any diminution in value, liabilities (joint or several), payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including without limitation, fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever (collectively "Damages"), directly or indirectly resulting from, relating to or arising out of:

               (i) any breach or nonperformance (partial or total) of or inaccuracy in any representation or warranty or covenant or agreement of any of Shareholders or USC contained in any Operative Document;

               (ii) any breach or nonperformance, partial or total, by Sellers of any covenant or agreement of any of Shareholders or USC (or any Affiliate thereof) contained in any Operative Document;

               (iii)   all claims based on any Plans of
          whatsoever nature (including all liabilities to any Person under ERISA and all liabilities to any Governmental Body) or for salary or other compensation and benefits attributable to service or to or employment by Seller prior to the Closing;

               (iv) any losses or costs of defending against any claims which may be made against Purchaser by any Person claiming violations of any local, state, or federal laws relating to the employment relationship, including, but not limited to, wages, hours, concerted activity, nondiscrimination, occupational health and safety and the payment and withholding of Taxes, where such claims arise out of circumstances occurring prior to the Closing Date.

          USC shall have the right to control any defense of any Claim for which SAH may seek indemnification except for those defenses raised in response to any claim made by any Person which is a party to this Agreement or an Affiliate thereof.

          (b) Subject to Section 8.1(c) hereof, SAH shall indemnify and hold the Shareholders and their representatives, officers, directors, agents, attorneys and accountants ("Seller Indemnitees") harmless from, any and all Damages resulting from or arising out of any breach or nonperformance (partial or total) of any representation or warranty, covenant or agreement of SAH contained in this Agreement or any other Operative Document.

          (c) Each Shareholder shall retain liability, and shall indemnify SAH, for the payment of any Tax liabilities of USC with respect to its assets and the conduct of its Business during all periods ending as of or prior to the Closing.

          (d) Each of the Shareholders acknowledges that in connection with this transaction SAH will be required to file a public report of Form 8-K reporting the transaction and, in connection therewith, will be required to supply certain financial data concerning USC and each of its Subsidiaries. Each of the Shareholders agrees that he, she or it will be solely responsible for any and all costs concerning the preparation of such financial data and the related report on Form 8-K as the financial data relates to USC. The Shareholders shall be jointly and severally liable for such costs, but amongst themselves, such liability shall be apportioned as set forth in Section 1.5(b) hereof. Each of the Shareholders agree to reimburse SAH for the costs of such audit/"agreed to procedures" and related reports within thirty
     (30) days of receipt of notice therefor as those costs relate to the USC financial information. In the event such amounts are not promptly remitted to Purchaser, Purchaser shall be entitled to directly deduct such amounts from the Escrow Funds.

     Section 8.2     Indemnification if Negligence of Indemnitee.
The indemnification provided in this Article 8 shall be applicable whether or not negligence of the applicable Purchaser Indemnitee or Seller Indemnitee is alleged or proven.

     Section 8.3 No Third Party Beneficiaries. The foregoing indemnification is given solely for the purpose of protecting the parties to this Agreement and the Purchaser Indemnitees and the Seller Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.

     Section 8.4 Remedies of SAH. In any proceeding by SAH to assert or prosecute any claims under, or to otherwise enforce, this Agreement, the Shareholders covenant and agree that they shall not assert as a defense or bar to recovery by SAH, and hereby waive any right to so assert such defense or bar such recovery, that (a) prior to Closing, USC shall have had knowledge of the circumstances giving rise to the claim being pursued by it; (b) prior to Closing, USC engaged in conduct or took action that caused or brought about the circumstances giving rise to its claim, or otherwise contributed thereto; (c) USC is estopped from asserting or recovering upon its claim by reason of having joined in the representations, warranties and covenants made by the parties in this Agreement; or (d) the Shareholders have a right of contribution from USC to the extent that there is any recovery against them.


ARTICLE 9.  GENERAL PROVISIONS AND OTHER AGREEMENTS

     Section 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or transmitted by telex, telecopy or telegram, mailed by registered or certified mail (return receipt requested) or sent by a recognized next business day courier to the following persons at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)   If to SAH:

               1912 Avenue K, Suite 100
               Plano, Texas 75074-5959
               Attention:  Jack W. Matz, Jr.
               Telecopy:  (214) 881-0656

               with a copy to:

               Arter, Hadden, Johnson & Bromberg
               1717 Main Street, Suite 4100
               Dallas, Texas  75201
               Attention:  Stanley R. Huller, Esq.
               Telecopy:  (214) 741-7139

          (b)  If to USC:

               1107 Austin
               Leveland, Texas  79336
               Attention:  Howard Maddera
               Telecopy:  (806) 894-4793

               with a copy to:

               John Vickers, III
               555 Bear Lane, Suite 900
               Corpus Christi, Texas  78405

          (c)  If to the Shareholders:

               William L. Johnson
               4613 86th Street
               Lubbock, Texas  79424
               Telecopy:  (806) 894-4793

               with copies to:

               Marianne Reed
               1626 Cactus Drive
               Leveland, Texas  79336
               Telecopy:  (806) 894-4793

               NTS Communications, Inc.
               1220 Broadway
               Lubbock, Texas  79401
               Attention:  Barbara Andrews
               Telecopy:  (806) 762-4350

     Section 9.2 Fees and Expenses. The Shareholders shall pay all fees, costs and expenses (including without limitation, those of accountants, appraisers and attorneys) of USC and their own fees, costs and expenses (including without limitation, those of accountants and attorneys) incurred in connection with or related to the preparation, negotiation, execution, delivery, satisfaction, compliance and consummation of this Agreement and the transactions contemplated hereby and the closing conditions hereunder. SAH shall pay its own such fees, costs and expenses (including without limitation, those of accountants and attorneys).

     Section 9.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

     Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 9.5 Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof, except for rights that may expressly arise as a consequence of the Transaction; (c) shall not be assigned by operation of law or otherwise; (d) has been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto; and (e) shall be governed in all respects, including validity, interpretation and effect by the substantive laws of the State of Texas without regard to conflict of law provisions.

     Section 9.6 Survival. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties that are contained herein, and each such representation and warranty shall survive such investigation and the consummation of the transaction contemplated by this Agreement for a period of two (2) years.

     Section 9.7 Inducement of Clients. Each of the Shareholders agrees that for a period of five (5) years after the Closing Date that such Shareholder shall not, directly or indirectly, solicit or interfere with the clients, employees and business relationships of USC or its Subsidiaries. For the purpose of the foregoing sentence the term "clients" shall mean any individual, proprietorship, partnership, corporation, association or other entity that is presently (or within the last three years has been) solicited or served by USC or its Subsidiaries. Without in any manner limiting the scope of the foregoing provisions, if any Shareholder engages in any of the following acts, such Shareholder shall be construed to have violated this covenant and agreement:

          (a) Induces or attempts to induce any client or prospective client to withdraw, curtail, divert or cancel its business or any agreements with SAH, USC or its Subsidiaries;

          (b) Induces or attempts to induce any employee of USC or its Subsidiaries to terminate his or her employment therewith;

          (c) Induces or attempts to induce any independent contractor providing services on behalf of SAH, USC or its Subsidiaries to terminate his, her or its business relationship therewith;

          (d) Develops any material or rights (whether contractual, property or otherwise) utilizing the confidential information of SAH, USC or its Subsidiaries; or

          (e) Disrupts in any manner whatsoever any of SAH's, USC's or its Subsidiaries existing business relationships.

     Section 9.8 Independent Obligations of Shareholders. Each of the Shareholders acknowledges and agrees that his, her or its execution hereof constitutes their respective agreement to be bound irrespective of any other Shareholder's execution hereof. In no event shall SAH be bound by the terms hereof unless Shareholders owning in excess of 80% of the outstanding shares of Stock agree to be bound by the terms hereof. In no event shall any Shareholder who fails to execute this Agreement be entitled to any payment hereunder or under any document or transaction contemplated hereby.

The parties acknowledge that the fair value of any shares transferred hereunder may be substantially less in the event such transfer was consummated without the benefit of the terms and conditions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed by their duly authorized officers.

                         SA HOLDINGS, INC.


                         By:     ________________________________
                         Name:   Jack W. Matz, Jr.
                         Title:  Chairman & CEO


                         U. S. COMMUNICATIONS, INC.


                         By:     ________________________________
                         Name:   Bill Johnson
                         Title:  President


                         SHAREHOLDERS:

                         ________________________________________
                         BILL L. JOHNSON

                         ________________________________________
                         HOWARD MADDERA

                         ________________________________________
                         MARIANNE REED


                         NTS COMMUNICATIONS, INC.


                         By:       ______________________________
                         Name:     Barbara Andrews
                         Title:    President



                        SPOUSAL CONSENTS

     The undersigned, each in their individual capacity as the spouse of the Shareholder listed opposite their respective name, do hereby execute this Agreement below for the purposes of (i) indicating his or her understanding of, and binding him or her to perform in accordance with the provisions of this Agreement, (ii) binding his or her community property interest, if any, in the Stock now ow hereafter owned by his or her spouse and (iii) acknowledging that if the Stock owned by his or her spouse is community property, it is the special community property of such spouse, subject to the exclusive control and dominion of said spouse.

     Spouse                   Shareholder              Date

     Shellie Johnson          Bill L. Johnson


     Fern Maddera             Howard Maddera


                              Marianne Reed

                    STOCK PURCHASE AGREEMENT


          Exhibit 5.1(d)(1) to Stock Purchase Agreement

                      EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of ___________, 1995 (the "Effective Date"), by and between WILLIAM JOHNSON, an individual ("Employee"), and U.S.
COMMUNICATIONS, INC. ("Employer").

                            RECITALS:

     WHEREAS, Employer desires to employ Employee upon the terms set forth in this Agreement; and

     WHEREAS, Employee desires to be employed by Employer upon the terms set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and covenants herein contained, Employer and Employee agree as follows:

                           AGREEMENTS:

     1.   EMPLOYMENT.

     Subject to the terms and conditions stated in this Agreement, Employer hereby employs Employee and Employee hereby accepts such employment.

     2.   DUTIES OF EMPLOYEE.

          (a) During the Term of Employment (hereinafter defined), Employee shall devote all of his working time and attention to the performance of the executive, management, consulting, product design, marketing, customer development, or other duties related to the business of Employer that the Board of Directors of the Employer may from time to time specify and which are consistent with the position of a senior executive of such Employer.

          (b) Employee acknowledges and agrees that the performance of his duties may entail significant travel and other promotional activities on behalf of Employer.

          (c) Employee acknowledges and agrees that the conduct of the business of Employer shall, at all times, be within the exclusive control of the Board of Directors of such Employer.

     3.   BASE SALARY.

     As compensation for Employee's services rendered hereunder, Employers shall pay Employee a minimum aggregate annual base salary equal to $180,000 for the first year of service and $150,000 for the second and, if extended, succeeding years of service. Such salary shall be paid in accordance with customary payroll practices of Employer from time to time in effect but no less frequently than in equal monthly payments.

     4.   OTHER BENEFITS.

     During the Term of Employment:

          (a) Vacations. Employee shall be entitled to two (2) weeks vacation each year during the term hereof (all of which vacation must be utilized in the respective calendar year in which it accrues).

          (b) Standard Company Benefits. Employee will be entitled to all benefits, if any, ordinarily accorded to, and will participate in all employee plans ordinarily participated in by full-time employees of Employer, to the extent Employee is eligible under the terms of such plans, including without limitation all health, medical, dental, retirement, life and disability insurance plans established by Employer, in accordance with the terms of such plans. Employee shall be entitled to participate in any pension and retirement plans, stock option or ownership plans, and other fringe benefit plans as are or may be made available from time to time to executive or other salaried employees of Employer to the extent eligible under the terms of such plans.

     5.   TERM OF EMPLOYMENT.

     Unless sooner terminated in accordance with this Agreement, the Term of Employment (herein so called) shall become effective as of the Effective Date and shall continue through any and all times through and including the date which is _____ (___) years after the Effective Date of this Agreement provided, however, that the Employer shall have the option but not the obligation to extend the Term of Employment for an additional one (1) year by providing Employee written notice of its intention to do so at least ninety
(90) days prior to the expiration of such initial two (2) year period, whereupon the terms and conditions of this Agreement governing the second year of service shall similarly govern the third year of service.

     6.   TERMINATION BY EMPLOYER.

          (a) With Notice. The Term of Employment may be terminated by Employer at any time, with or without cause, by written notice to Employee.

          (b) Automatic. This Agreement shall automatically terminate upon the death of Employee.

          (c) Effect. Upon termination of the Term of Employment for any reason, whether by Employee or an Employer and whether with or without cause, all continuing rights and obligations hereunder shall cease except for (i) the rights and obligations arising under Paragraph 4 of this Agreement to the extent the agreements governing any such benefits and plans so require, (ii) the rights and obligations under this Subparagraph 6(c), and (iii) the rights and obligations under Paragraphs 7, 8, and 9 hereof. The covenants set forth in Paragraphs 7, 8, and 9 shall be construed as agreements independent of any other provision of this Agreement. The existence of any claim or cause of action against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of said covenants.
Employee expressly authorizes Employer to deduct from any compensation payable to Employee on the expiration or termination of this Agreement, the value of any monetary advances or loans received by Employee from any Employer, the value of any personal expenses of Employee borne by Employer which are outstanding, and the value of any property or materials belonging to any Employer which are not returned to such Employer upon expiration or termination.

     7.   CONFIDENTIALITY COVENANTS.

     During the Term of Employment (except with respect to disclosures occurring during the normal course of Employee performing his services in accordance herewith) and continuing in perpetuity, Employee shall:

          (a) preserve as confidential all knowledge and information pertaining to the business, affairs, directors, officers, shareholders, employees, and other personnel of Employer and all affiliates of the Employer obtained by Employee from any source whatsoever and which is not a matter of public knowledge, unless disclosure is otherwise required by applicable law, and

          (b) not, except on behalf of Employer during the Term of Employment, use Employer's records, documents, contracts, writings, data or other information, whether or not same is in written or other recorded form, unless they are a matter of public knowledge.

     Without limiting the generality of the foregoing, the prohibitions contained above shall be operative, whether inside or outside the United States, with respect to any information or knowledge that any Employer now or hereafter may deem to be confidential, including, without limitation, the following information with respect to Employer: (i) directors, officers, shareholders, employees, and other personnel; (ii) operations or planning with respect to the business of Employer, including customer lists, lists of suppliers, and information pertaining to potential customers or suppliers; (iii) bids or progress under, or negotiations pursuant to, government or other contracts, or with respect to facilities and equipment, including contents of any manual, practice or procedure, or operating revenue, expense, private or public debt or equity financing or banking, accounting, or financial matters; (iv) advertising or promotional plans or programs; (v) matters contained in applications to or matters or proceedings pending under the jurisdiction of any regulatory agency or court, including those that are only threatened; (vi) any system, procedure, or administrative operation; (vii) plans for the extension of the present business or commencement of a new business; (viii) any trademarks or licenses owned or utilized by Employer or work in progress with respect to such items and (ix) plans with respect to business combinations or reorganizations.

     8.   NONCOMPETITION COVENANT.

     During the Term of Employment and continuing during the Restricted Period, Employee hereby agrees that he shall not Engage in a Competing Business. For the purposes of this Agreement, the term "Restricted Period" shall mean, in the event of the termination of the Term of Employment for any reason, any and all times through and including the date which is five (5) years following the Effective Date of this Agreement. The term "Engage" shall mean the Employee, directly or indirectly, being a principal, owner, officer, director, employee, shareholder (other than a holder of fewer than 5% of the outstanding shares of a publicly-traded company), consultant, partner, joint venturer, agent, or equity owner or having any other capacity whatsoever in any business enterprise (regardless of whether it is a corporation, partnership, sole proprietorship or business association). The term "Competing Business" shall mean any business enterprise which is engaged in the Business of Employer in any area of the world in which Employer or any of its affiliates are then conducting or planning to conduct business. The term "Business of Employer" shall mean the type of business engaged in or proposed to be engaged in by Employer at the time of Employee's termination.

     9.   INDUCEMENT OF CLIENTS.

     During the Term of Employment and continuing during the Restricted Period, Employee hereby agrees that he shall not, directly or indirectly, solicit or interfere, for the benefit of any Competing Business or in any manner materially detrimental to Employer, with the Clients, employees and business relationships of Employer. For purposes of the foregoing sentence, the term "Clients" shall mean any individual, proprietorship, partnership, corporation, association, or other entity that is solicited or served by Employer or its affiliates during the Term of Employment and within three (3) years prior to the commencement thereof. Without in any manner limiting the scope of the foregoing provisions, if the Employee engages in any of the following acts he shall be considered to have violated this covenant:

          (a) induces or attempts to induce any Client or prospective Client to withdraw, curtail, divert, or cancel its business or any agreements with Employer or its affiliates;

          (b) induces or attempts to induce any employee of Employer or its affiliates to terminate his or her employment therewith;

          (c) induces or attempts to induce any independent contractor providing services on behalf of Employer or its affiliates to terminate his or her business relationship therewith;

          (d) develops any materials utilizing the confidential information of an Employer or its affiliates, except for the benefit of Employer or its affiliates; or

          (e) disrupts in any manner whatsoever any of Employer's or its affiliate's existing business relationships.

     10.  REMEDIES.

     Without limiting any other rights of Employer, in the event of breach or threatened breach by Employee of any provision in Paragraphs 7, 8, or 9 hereof, Employer shall be entitled to (i) relief by temporary restraining order, temporary injunction, permanent injunction or otherwise, as issued by a court of law or equity, (ii) recovery of all attorneys' fees and costs incurred by Employer in obtaining such relief, and (iii) any other legal and quitable relief to which it may be entitled, including any and all monetary damages which any Employer may incur as a result of said breach or threatened breach or violation. Employer may pursue any remedy available to it, including declaratory relief, concurrently r consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. Employer has the right to pursue partial enforcement and/or to seek declaratory relief regarding the enforceable scope of this Agreement without penalty nd without waiving Employer's right to pursue any other available remedy subsequent to or concurrently with declaratory relief. The provisions of this Paragraph 10 shall not in any manner limit the rights and remedies available to Employer for any breach of the terms of this Agreement.

     11.  NO BREACH.

     Employee represents and warrants that the execution and delivery of this Agreement and his performance and consummation of the transactions contemplated under those documents, do not, and will not, conflict, breach, or constitute a default under any other agreement, instrument, covenant or restriction that Employee is a party to or otherwise bound by.

     12.  NOTICES.

     Any notice or request herein required or permitted to be given to either party hereunder shall be given in writing and shall be personally delivered or sent to such party by prepaid mail at the address of such party set forth below or at such other address as such party may designate by written communication to the other party to this Agreement:

     If to Employer:          U. S. Communications, Inc.
                              1107 Austin
                              Leveland, Texas  79336
                              Attention:  President

                              With copies to:

                              SA Holdings Inc.
                              1912 Avenue K, Ste. 100
                              Plano, Texas 75074-5959
                              Attn:  Jack W. Matz, Jr.

                              and

                              Arter, Hadden, Johnson & Bromberg
                              1717 Main Street, Suite 4100
                              Dallas, Texas  75201-4605
                              Attention:  Mark S. Solomon, Esq.

     If to Employee:          William Johnson
                              1107 Austin
                              Leveland, Texas  79336

Each notice given in accordance with this paragraph shall be deemed to have been given, if personally delivered, on the date personally delivered or, if mailed, on the fifth day following the day on which it is deposited in the United States mail, certified or registered mail, return receipt requested, with postage prepaid.

     13.  HEADINGS.

     The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

     14.  SEVERABILITY.

     If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     15.  ENTIRE AGREEMENT.

     This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

     16.  BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, heirs, assigns, and legal representatives, but Employee may not assign this Agreement nor any rights or obligations hereunder without the prior consent in writing of the Employers. This Agreement may be assigned by any Employer to any party who acquires substantially all of the assets of such Employer or who merges or consolidates with such Employer; provided that such party agrees to assume and be liable for all of the obligations of such Employer hereunder.

     17.  ATTORNEYS' FEES.

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he or it may be entitled.

     18.  WAIVERS.

     One or more waivers of any covenant, term, or provision of this Agreement by either party hereto shall not be construed as a waiver of the breach of any other covenant, term, or provision or of any subsequent breach of the same or any other covenant, term, or provision. The consent or approval of either party hereto with respect to the act of the other party hereto shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. No custom or practice of the parties shall constitute a waiver of either party's rights to insist upon strict compliance with the terms hereof.

     19.  GOVERNING LAW.

     This Agreement shall be governed in all respects, including validity, interpretation and effect by the laws of the State of Texas.


     EXECUTED to be effective as of the date first above written.

                              EMPLOYEE:


                              ___________________________________
                              William Johnson

                              EMPLOYER:

                              U.S. COMMUNICATIONS, INC.

                              By:________________________________
                              Title:_____________________________

          EXHIBIT 5.1(d)(2) TO STOCK PURCHASE AGREEMENT

                    NONSOLICITATION AGREEMENT


     THIS NONSOLICITATION AGREEMENT (this "Agreement") is made and entered into as of _______________, 1995 (the "Effective Date"), by and between BILL L. JOHNSON, ("Shareholder"), and SA HOLDINGS,
INC., a Delaware corporation ("SAH").

                        R E C I T A L S:

     WHEREAS, Shareholder is the holder of certain shares of the outstanding capital stock of U.S. Communications, Inc., a Delaware corporation (together, with its Subsidiaries and affiliates, "USC"); and

     WHEREAS, in accordance with the terms of that certain Stock Purchase Agreement dated as of June 30, 1995 by and between SAH, USC, the Shareholder and the holders of the remaining capital stock of USC (the "Stock Purchase Agreement"), the Shareholder, in order to preserve the value and good will of USC and as a material inducement for the closing of the Stock Purchase Agreement, has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                           AGREEMENTS:

                ARTICLE I - INDUCEMENT OF CLIENTS

     1.1 Nonsolicitation. During the Restricted Period (as hereinafter defined), the Shareholder hereby agrees that he, she or it shall not, directly or indirectly, solicit or interfere, for the benefit of any Competing Business or in any manner detrimental to SAH or USC, with the Clients, employees and business relationships of SAH or USC. For purposes of this Agreement, the term "Competing Business" shall mean any business enterprise which is engaged in the Business of USC or the business of SAH in any area of the world in which SAH or USC is then conducting or planning to conduct business and the term "Clients" shall mean any individual, proprietorship, partnership, corporation, association, or other entity that is currently solicited or served by SAH or USC or has been solicited or served by SAH or USC during the three (3) year period immediately preceding the Effective Date. Without in any manner limiting the scope of the foregoing provisions, if the Shareholder engages in any of the following acts, he, she or it shall be considered to have violated this covenant:

         (a) induces or attempts to induce any Client or prospective Client to withdraw, curtail, divert or cancel its business or any agreements with SAH, USC or its Subsidiaries;

          (b) induces or attempts to induce any employee of SAH, USC or its Subsidiaries to terminate his or her employment therewith;

          (c) induces or attempts to induce any independent contractor providing services on behalf of SAH, USC or its Subsidiaries to terminate his or her business relationship therewith;

          (d) develops any materials or rights (whether contractual, property or otherwise) utilizing the confidential information of SAH, USC or its Subsidiaries, except for the benefit of SAH or USC; or

          (e) disrupts in any manner whatsoever any of SAH's, USC's or its Subsidiaries existing business relationships.

                  ARTICLE II - CONFIDENTIALITY

     2.1 Confidentiality and Non-Disclosure. The Shareholder acknowledges and agrees that he, she or it has had and may in the future have access to certain trade secrets and confidential information of a proprietary nature to USC. The Shareholder acknowledges and agrees that all trade secrets and confidential information are valuable and unique assets of USC or its Clients, the confidentiality of which is essential to USC's ability to differentiate its products and services, to compete and to fulfill its contractual obligations. The Shareholder also acknowledges and agrees that USC or its Clients will retain a proprietary interest in such information that will persist beyond termination of his or her affiliation with USC. The Shareholder agrees that he, she or it:

          (a) will not intentionally disclose such information to other parties; and

          (b) will take reasonable precautions to protect against the inadvertent disclosure of such information or the theft or misappropriation of such information by others; and

          (c) will make no use of such information except as requested by SAH.

All documentation relating to the trade secrets and confidential information of USC or its Clients shall remain the exclusive property of USC or its Clients and such information shall not be removed from the premises of USC or its Clients without USC's prior written consent.

                ARTICLE III - NONSOLICITATION FEE

     Upon the Closing of the Stock Purchase Agreement, the
Shareholder shall be entitled to a Nonsolicitation Fee as partial consideration for his, her or its performance under this Agreement equal to $799,920 payable by check as provided by the appropriate provisions of the Stock Purchase Agreement.

             ARTICLE IV - SHAREHOLDER REPRESENTATION

     4.1 No Breach. Shareholder represents and warrants that the execution and delivery of this Agreement and his, her or its performance and consummation of the transactions contemplated under this Agreement, does not and will not, conflict, breach, or constitute a default under any other agreement, instrument, covenant or restriction that Shareholder is a party to or otherwise bound by.

              ARTICLE V - ENFORCEMENT OF COVENANTS

     5.1 Relief. In the event of breach or threatened breach by Shareholder of any provision of this Agreement, SAH shall be entitled to (i) relief by temporary restraining order, temporary injunction, permanent injunction or otherwise, as issued by a court of law or equity, (ii) recovery of all attorneys' fees and costs incurred by SAH in obtaining such relief, and (iii) any other legal and equitable relief to which it may be entitled, including, but not limited to, any and all monetary damages which SAH may incur as a result of said breach or threatened breach or violation. SAH may pursue any remedy available to it, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. SAH has the right to pursue partial enforcement and/or to seek declaratory relief regarding the enforceable scope of this Agreement without penalty and without waiving SAH's right to pursue any other available remedy subject to or concurrently with declaratory relief. The covenants contained in this Agreement are independent, and the existence of any claim or cause of action of the Shareholder against SAH, whether predicated on this Agreement, the Stock Purchase Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement by SAH.

     5.2 Extension of Restricted Period for Injunctive Relief. If the Shareholder violates the restrictive covenants of Article 1 above and SAH brings legal action for injunctive or other relief under Section 5.1 above, SAH shall not be deprived of the benefit of the full period of the Restricted Period as a result of the time involved in obtaining the relief.

                        ARTICLE VI - TERM

     6.1 Term. This Agreement shall commence as of the Effective Date and shall terminate on the fifth anniversary of the Effective Date (such time period being referred to as the "Restricted
Period").

                   ARTICLE VII - MISCELLANEOUS

     7.1 Definitions. Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Stock Purchase
Agreement.

     7.2 Illegal, Invalid or Unenforceable Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically, as a part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable. Moreover, if any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time duration, geographical scope, activity, or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     7.3 Disputes. In the event any party hereto seeks any judicial determination of any of its rights or obligations contained herein, the prevailing party or parties in such judicial determination, whether plaintiff or defendant, shall be entitled to recover damages, reasonable attorneys' fees, court costs and other reasonable expenses resulting from such judicial determination on the basis thereof.

     7.4 Notices. In the event a notice or other document is required to be sent hereunder, such notice or other document shall be personally delivered or sent by registered or certified mail, return receipt requested, to the party entitled to receive such notice or other document at the address reflected in the Stock Purchase Agreement.

     7.5 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein. This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment.

     7.6 Successors and Assigns. The terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. SAH may assign this Agreement to any Person without the consent of the Shareholder.

     7.7 Waiver of Breach. The waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     7.8  Governing Law.  THE LAWS OF THE STATE OF TEXAS SHALL
GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              SHAREHOLDER:



                              ___________________________________
                              BILL L. JOHNSON


                              SA HOLDINGS, INC.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________

          EXHIBIT 5.1(d)(3) TO STOCK PURCHASE AGREEMENT

                    NONSOLICITATION AGREEMENT


     THIS NONSOLICITATION AGREEMENT (this "Agreement") is made and entered into as of _______________, 1995 (the "Effective Date"), by and between HOWARD MADDERA, ("Shareholder"), and SA HOLDINGS, INC., a Delaware corporation ("SAH").

                        R E C I T A L S:

     WHEREAS, Shareholder is the holder of certain shares of the outstanding capital stock of U.S. Communications, Inc., a Delaware corporation (together, with its Subsidiaries and affiliates, "USC"); and

     WHEREAS, in accordance with the terms of that certain Stock Purchase Agreement dated as of June 30, 1995 by and between SAH, USC, the Shareholder and the holders of the remaining capital stock of USC (the "Stock Purchase Agreement"), the Shareholder, in order to preserve the value and good will of USC and as a material inducement for the closing of the Stock Purchase Agreement, has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                           AGREEMENTS:

                ARTICLE I - INDUCEMENT OF CLIENTS

     1.1 Nonsolicitation. During the Restricted Period (as hereinafter defined), the Shareholder hereby agrees that he, she or it shall not, directly or indirectly, solicit or interfere, for the benefit of any Competing Business or in any manner detrimental to SAH or USC, with the Clients, employees and business relationships of SAH or USC. For purposes of this Agreement, the term "Competing Business" shall mean any business enterprise which is engaged in the Business of USC or the business of SAH in any area of the world in which SAH or USC is then conducting or planning to conduct business and the term "Clients" shall mean any individual, proprietorship, partnership, corporation, association, or other entity that is currently solicited or served by SAH or USC or has been solicited or served by SAH or USC during the three (3) year period immediately preceding the Effective Date. Without in any manner limiting the scope of the foregoing provisions, if the Shareholder engages in any of the following acts, he, she or it shall be considered to have violated this covenant:

         (a) induces or attempts to induce any Client or prospective Client to withdraw, curtail, divert or cancel its business or any agreements with SAH, USC or its Subsidiaries;

          (b) induces or attempts to induce any employee of SAH, USC or its Subsidiaries to terminate his or her employment therewith;

          (c) induces or attempts to induce any independent contractor providing services on behalf of SAH, USC or its Subsidiaries to terminate his or her business relationship therewith;

          (d) develops any materials or rights (whether contractual, property or otherwise) utilizing the confidential information of SAH, USC or its Subsidiaries, except for the benefit of SAH or USC; or

          (e) disrupts in any manner whatsoever any of SAH's, USC's or its Subsidiaries existing business relationships.

                  ARTICLE II - CONFIDENTIALITY

     2.1 Confidentiality and Non-Disclosure. The Shareholder acknowledges and agrees that he, she or it has had and may in the future have access to certain trade secrets and confidential information of a proprietary nature to USC. The Shareholder acknowledges and agrees that all trade secrets and confidential information are valuable and unique assets of USC or its Clients, the confidentiality of which is essential to USC's ability to differentiate its products and services, to compete and to fulfill its contractual obligations. The Shareholder also acknowledges and agrees that USC or its Clients will retain a proprietary interest in such information that will persist beyond termination of his or her affiliation with USC. The Shareholder agrees that he, she or it:

          (a) will not intentionally disclose such information to other parties; and

          (b) will take reasonable precautions to protect against the inadvertent disclosure of such information or the theft or misappropriation of such information by others; and

          (c) will make no use of such information except as requested by SAH.

All documentation relating to the trade secrets and confidential information of USC or its Clients shall remain the exclusive property of USC or its Clients and such information shall not be removed from the premises of USC or its Clients without USC's prior written consent.

                ARTICLE III - NONSOLICITATION FEE

     Upon the Closing of the Stock Purchase Agreement, the
Shareholder shall be entitled to a Nonsolicitation Fee as partial consideration for his, her or its performance under this Agreement equal to $799,920 payable by check as provided by the appropriate provisions of the Stock Purchase Agreement.

             ARTICLE IV - SHAREHOLDER REPRESENTATION

     4.1 No Breach. Shareholder represents and warrants that the execution and delivery of this Agreement and his, her or its performance and consummation of the transactions contemplated under this Agreement, does not and will not, conflict, breach, or constitute a default under any other agreement, instrument, covenant or restriction that Shareholder is a party to or otherwise bound by.

              ARTICLE V - ENFORCEMENT OF COVENANTS

     5.1 Relief. In the event of breach or threatened breach by Shareholder of any provision of this Agreement, SAH shall be entitled to (i) relief by temporary restraining order, temporary injunction, permanent injunction or otherwise, as issued by a court of law or equity, (ii) recovery of all attorneys' fees and costs incurred by SAH in obtaining such relief, and (iii) any other legal and equitable relief to which it may be entitled, including, but not limited to, any and all monetary damages which SAH may incur as a result of said breach or threatened breach or violation. SAH may pursue any remedy available to it, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. SAH has the right to pursue partial enforcement and/or to seek declaratory relief regarding the enforceable scope of this Agreement without penalty and without waiving SAH's right to pursue any other available remedy subject to or concurrently with declaratory relief. The covenants contained in this Agreement are independent, and the existence of any claim or cause of action of the Shareholder against SAH, whether predicated on this Agreement, the Stock Purchase Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement by SAH.

     5.2 Extension of Restricted Period for Injunctive Relief. If the Shareholder violates the restrictive covenants of Article 1 above and SAH brings legal action for injunctive or other relief under Section 5.1 above, SAH shall not be deprived of the benefit of the full period of the Restricted Period as a result of the time involved in obtaining the relief.

                        ARTICLE VI - TERM

     6.1 Term. This Agreement shall commence as of the Effective Date and shall terminate on the fifth anniversary of the Effective Date (such time period being referred to as the "Restricted
Period").

                   ARTICLE VII - MISCELLANEOUS

     7.1 Definitions. Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Stock Purchase
Agreement.

     7.2 Illegal, Invalid or Unenforceable Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically, as a part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable. Moreover, if any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time duration, geographical scope, activity, or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     7.3 Disputes. In the event any party hereto seeks any judicial determination of any of its rights or obligations contained herein, the prevailing party or parties in such judicial determination, whether plaintiff or defendant, shall be entitled to recover damages, reasonable attorneys' fees, court costs and other reasonable expenses resulting from such judicial determination on the basis thereof.

     7.4 Notices. In the event a notice or other document is required to be sent hereunder, such notice or other document shall be personally delivered or sent by registered or certified mail, return receipt requested, to the party entitled to receive such notice or other document at the address reflected in the Stock Purchase Agreement.

     7.5 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein. This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment.

     7.6 Successors and Assigns. The terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. SAH may assign this Agreement to any Person without the consent of the Shareholder.

     7.7 Waiver of Breach. The waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     7.8  Governing Law.  THE LAWS OF THE STATE OF TEXAS SHALL
GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              SHAREHOLDER:



                              ___________________________________
                              HOWARD MADDERA


                              SA HOLDINGS, INC.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________

          EXHIBIT 5.1(d)(4) TO STOCK PURCHASE AGREEMENT

                    NONSOLICITATION AGREEMENT


     THIS NONSOLICITATION AGREEMENT (this "Agreement") is made and entered into as of _______________, 1995 (the "Effective Date"), by and between MARIANNE REED, ("Shareholder"), and SA HOLDINGS, INC., a Delaware corporation ("SAH").

                        R E C I T A L S:

     WHEREAS, Shareholder is the holder of certain shares of the outstanding capital stock of U.S. Communications, Inc., a Delaware corporation (together, with its Subsidiaries and affiliates, "USC"); and

     WHEREAS, in accordance with the terms of that certain Stock Purchase Agreement dated as of June 30, 1995 by and between SAH, USC, the Shareholder and the holders of the remaining capital stock of USC (the "Stock Purchase Agreement"), the Shareholder, in order to preserve the value and good will of USC and as a material inducement for the closing of the Stock Purchase Agreement, has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                           AGREEMENTS:

                ARTICLE I - INDUCEMENT OF CLIENTS

     1.1 Nonsolicitation. During the Restricted Period (as hereinafter defined), the Shareholder hereby agrees that he, she or it shall not, directly or indirectly, solicit or interfere, for the benefit of any Competing Business or in any manner detrimental to SAH or USC, with the Clients, employees and business relationships of SAH or USC. For purposes of this Agreement, the term "Competing Business" shall mean any business enterprise which is engaged in the Business of USC or the business of SAH in any area of the world in which SAH or USC is then conducting or planning to conduct business and the term "Clients" shall mean any individual, proprietorship, partnership, corporation, association, or other entity that is currently solicited or served by SAH or USC or has been solicited or served by SAH or USC during the three (3) year period immediately preceding the Effective Date. Without in any manner limiting the scope of the foregoing provisions, if the Shareholder engages in any of the following acts, he, she or it shall be considered to have violated this covenant:

         (a) induces or attempts to induce any Client or prospective Client to withdraw, curtail, divert or cancel its business or any agreements with SAH, USC or its Subsidiaries;

          (b) induces or attempts to induce any employee of SAH, USC or its Subsidiaries to terminate his or her employment therewith;

          (c) induces or attempts to induce any independent contractor providing services on behalf of SAH, USC or its Subsidiaries to terminate his or her business relationship therewith;

          (d) develops any materials or rights (whether contractual, property or otherwise) utilizing the confidential information of SAH, USC or its Subsidiaries, except for the benefit of SAH or USC; or

          (e) disrupts in any manner whatsoever any of SAH's, USC's or its Subsidiaries existing business relationships.

                  ARTICLE II - CONFIDENTIALITY

     2.1 Confidentiality and Non-Disclosure. The Shareholder acknowledges and agrees that he, she or it has had and may in the future have access to certain trade secrets and confidential information of a proprietary nature to USC. The Shareholder acknowledges and agrees that all trade secrets and confidential information are valuable and unique assets of USC or its Clients, the confidentiality of which is essential to USC's ability to differentiate its products and services, to compete and to fulfill its contractual obligations. The Shareholder also acknowledges and agrees that USC or its Clients will retain a proprietary interest in such information that will persist beyond termination of his or her affiliation with USC. The Shareholder agrees that he, she or it:

          (a) will not intentionally disclose such information to other parties; and

          (b) will take reasonable precautions to protect against the inadvertent disclosure of such information or the theft or misappropriation of such information by others; and

          (c) will make no use of such information except as requested by SAH.

All documentation relating to the trade secrets and confidential information of USC or its Clients shall remain the exclusive property of USC or its Clients and such information shall not be removed from the premises of USC or its Clients without USC's prior written consent.

                ARTICLE III - NONSOLICITATION FEE

     Upon the Closing of the Stock Purchase Agreement, the
Shareholder shall be entitled to a Nonsolicitation Fee as partial consideration for his, her or its performance under this Agreement equal to $400,080 payable by check as provided by the appropriate provisions of the Stock Purchase Agreement.

             ARTICLE IV - SHAREHOLDER REPRESENTATION

     4.1 No Breach. Shareholder represents and warrants that the execution and delivery of this Agreement and his, her or its performance and consummation of the transactions contemplated under this Agreement, does not and will not, conflict, breach, or constitute a default under any other agreement, instrument, covenant or restriction that Shareholder is a party to or otherwise bound by.

              ARTICLE V - ENFORCEMENT OF COVENANTS

     5.1 Relief. In the event of breach or threatened breach by Shareholder of any provision of this Agreement, SAH shall be entitled to (i) relief by temporary restraining order, temporary injunction, permanent injunction or otherwise, as issued by a court of law or equity, (ii) recovery of all attorneys' fees and costs incurred by SAH in obtaining such relief, and (iii) any other legal and equitable relief to which it may be entitled, including, but not limited to, any and all monetary damages which SAH may incur as a result of said breach or threatened breach or violation. SAH may pursue any remedy available to it, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. SAH has the right to pursue partial enforcement and/or to seek declaratory relief regarding the enforceable scope of this Agreement without penalty and without waiving SAH's right to pursue any other available remedy subject to or concurrently with declaratory relief. The covenants contained in this Agreement are independent, and the existence of any claim or cause of action of the Shareholder against SAH, whether predicated on this Agreement, the Stock Purchase Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement by SAH.

     5.2 Extension of Restricted Period for Injunctive Relief. If the Shareholder violates the restrictive covenants of Article 1 above and SAH brings legal action for injunctive or other relief under Section 5.1 above, SAH shall not be deprived of the benefit of the full period of the Restricted Period as a result of the time involved in obtaining the relief.

                        ARTICLE VI - TERM

     6.1 Term. This Agreement shall commence as of the Effective Date and shall terminate on the fifth anniversary of the Effective Date (such time period being referred to as the "Restricted
Period").

                   ARTICLE VII - MISCELLANEOUS

     7.1 Definitions. Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Stock Purchase
Agreement.

     7.2 Illegal, Invalid or Unenforceable Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically, as a part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable. Moreover, if any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time duration, geographical scope, activity, or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     7.3 Disputes. In the event any party hereto seeks any judicial determination of any of its rights or obligations contained herein, the prevailing party or parties in such judicial determination, whether plaintiff or defendant, shall be entitled to recover damages, reasonable attorneys' fees, court costs and other reasonable expenses resulting from such judicial determination on the basis thereof.

     7.4 Notices. In the event a notice or other document is required to be sent hereunder, such notice or other document shall be personally delivered or sent by registered or certified mail, return receipt requested, to the party entitled to receive such notice or other document at the address reflected in the Stock Purchase Agreement.

     7.5 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein. This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment.

     7.6 Successors and Assigns. The terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. SAH may assign this Agreement to any Person without the consent of the Shareholder.

     7.7 Waiver of Breach. The waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     7.8  Governing Law.  THE LAWS OF THE STATE OF TEXAS SHALL
GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              SHAREHOLDER:



                              ___________________________________
                              MARIANNE REED


                              SA HOLDINGS, INC.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________

          EXHIBIT 5.1(d)(5) TO STOCK PURCHASE AGREEMENT

                    NONSOLICITATION AGREEMENT


     THIS NONSOLICITATION AGREEMENT (this "Agreement") is made and entered into as of _______________, 1995 (the "Effective Date"), by and between NTS COMMUNICATIONS, INC. ("Shareholder"), and SA
HOLDINGS, INC., a Delaware corporation ("SAH").

                        R E C I T A L S:

     WHEREAS, Shareholder is the holder of certain shares of the outstanding capital stock of U.S. Communications, Inc., a Delaware corporation (together, with its Subsidiaries and affiliates, "USC"); and

     WHEREAS, in accordance with the terms of that certain Stock Purchase Agreement dated as of June 30, 1995 by and between SAH, USC, the Shareholder and the holders of the remaining capital stock of USC (the "Stock Purchase Agreement"), the Shareholder, in order to preserve the value and good will of USC and as a material inducement for the closing of the Stock Purchase Agreement, has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                           AGREEMENTS:

                ARTICLE I - INDUCEMENT OF CLIENTS

     1.1 Nonsolicitation. During the Restricted Period (as hereinafter defined), the Shareholder hereby agrees that he, she or it shall not, directly or indirectly, solicit or interfere, for the benefit of any Competing Business or in any manner detrimental to SAH or USC, with the Clients, employees and business relationships of SAH or USC. For purposes of this Agreement, the term "Competing Business" shall mean any business enterprise which is engaged in the Business of USC or the business of SAH in any area of the world in which SAH or USC is then conducting or planning to conduct business and the term "Clients" shall mean any individual, proprietorship, partnership, corporation, association, or other entity that is currently solicited or served by SAH or USC or has been solicited or served by SAH or USC during the three (3) year period immediately preceding the Effective Date. Without in any manner limiting the scope of the foregoing provisions, if the Shareholder engages in any of the following acts, he, she or it shall be considered to have violated this covenant:

         (a) induces or attempts to induce any Client or prospective Client to withdraw, curtail, divert or cancel its business or any agreements with SAH, USC or its Subsidiaries;

          (b) induces or attempts to induce any employee of SAH, USC or its Subsidiaries to terminate his or her employment therewith;

          (c) induces or attempts to induce any independent contractor providing services on behalf of SAH, USC or its Subsidiaries to terminate his or her business relationship therewith;

          (d) develops any materials or rights (whether contractual, property or otherwise) utilizing the confidential information of SAH, USC or its Subsidiaries, except for the benefit of SAH or USC; or

          (e) disrupts in any manner whatsoever any of SAH's, USC's or its Subsidiaries existing business relationships.

                  ARTICLE II - CONFIDENTIALITY

     2.1 Confidentiality and Non-Disclosure. The Shareholder acknowledges and agrees that he, she or it has had and may in the future have access to certain trade secrets and confidential information of a proprietary nature to USC. The Shareholder acknowledges and agrees that all trade secrets and confidential information are valuable and unique assets of USC or its Clients, the confidentiality of which is essential to USC's ability to differentiate its products and services, to compete and to fulfill its contractual obligations. The Shareholder also acknowledges and agrees that USC or its Clients will retain a proprietary interest in such information that will persist beyond termination of his or her affiliation with USC. The Shareholder agrees that he, she or it:

          (a) will not intentionally disclose such information to other parties; and

          (b) will take reasonable precautions to protect against the inadvertent disclosure of such information or the theft or misappropriation of such information by others; and

          (c) will make no use of such information except as requested by SAH.

All documentation relating to the trade secrets and confidential information of USC or its Clients shall remain the exclusive property of USC or its Clients and such information shall not be removed from the premises of USC or its Clients without USC's prior written consent.

                ARTICLE III - NONSOLICITATION FEE

     Upon the Closing of the Stock Purchase Agreement, the
Shareholder shall be entitled to a Nonsolicitation Fee as partial consideration for his, her or its performance under this Agreement equal to $400,080 payable by check as provided by the appropriate provisions of the Stock Purchase Agreement.

             ARTICLE IV - SHAREHOLDER REPRESENTATION

     4.1 No Breach. Shareholder represents and warrants that the execution and delivery of this Agreement and his, her or its performance and consummation of the transactions contemplated under this Agreement, does not and will not, conflict, breach, or constitute a default under any other agreement, instrument, covenant or restriction that Shareholder is a party to or otherwise bound by.

              ARTICLE V - ENFORCEMENT OF COVENANTS

     5.1 Relief. In the event of breach or threatened breach by Shareholder of any provision of this Agreement, SAH shall be entitled to (i) relief by temporary restraining order, temporary injunction, permanent injunction or otherwise, as issued by a court of law or equity, (ii) recovery of all attorneys' fees and costs incurred by SAH in obtaining such relief, and (iii) any other legal and equitable relief to which it may be entitled, including, but not limited to, any and all monetary damages which SAH may incur as a result of said breach or threatened breach or violation. SAH may pursue any remedy available to it, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. SAH has the right to pursue partial enforcement and/or to seek declaratory relief regarding the enforceable scope of this Agreement without penalty and without waiving SAH's right to pursue any other available remedy subject to or concurrently with declaratory relief. The covenants contained in this Agreement are independent, and the existence of any claim or cause of action of the Shareholder against SAH, whether predicated on this Agreement, the Stock Purchase Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement by SAH.

     5.2 Extension of Restricted Period for Injunctive Relief. If the Shareholder violates the restrictive covenants of Article 1 above and SAH brings legal action for injunctive or other relief under Section 5.1 above, SAH shall not be deprived of the benefit of the full period of the Restricted Period as a result of the time involved in obtaining the relief.

                        ARTICLE VI - TERM

     6.1 Term. This Agreement shall commence as of the Effective Date and shall terminate on the fifth anniversary of the Effective Date (such time period being referred to as the "Restricted
Period").

                   ARTICLE VII - MISCELLANEOUS

     7.1 Definitions. Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Stock Purchase
Agreement.

     7.2 Illegal, Invalid or Unenforceable Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically, as a part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable. Moreover, if any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time duration, geographical scope, activity, or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     7.3 Disputes. In the event any party hereto seeks any judicial determination of any of its rights or obligations contained herein, the prevailing party or parties in such judicial determination, whether plaintiff or defendant, shall be entitled to recover damages, reasonable attorneys' fees, court costs and other reasonable expenses resulting from such judicial determination on the basis thereof.

     7.4 Notices. In the event a notice or other document is required to be sent hereunder, such notice or other document shall be personally delivered or sent by registered or certified mail, return receipt requested, to the party entitled to receive such notice or other document at the address reflected in the Stock Purchase Agreement.

     7.5 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein. This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment.

     7.6 Successors and Assigns. The terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. SAH may assign this Agreement to any Person without the consent of the Shareholder.

     7.7 Waiver of Breach. The waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     7.8  Governing Law.  THE LAWS OF THE STATE OF TEXAS SHALL
GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              SHAREHOLDER:
                              NTS COMMUNICATIONS, INC.



                              By:________________________________
                              Name:______________________________
                              Title:_____________________________



                              SA HOLDINGS, INC.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________

           EXHIBIT 5.3(b) TO STOCK PURCHASE AGREEMENT

                     John Vickers, III, Esq.


                      ______________, 1995



SA Holdings, Inc.
Attention:  J. David Darnell
1912 Avenue K, Suite 100
Plano, Texas  75074-5959

     Re:  Stock Purchase Agreement by and between SA Holdings,
          Inc., a Delaware corporation, and U. S. Communications,
          Inc., a Texas corporation, among others, dated June 30, 1995 (the "Stock Purchase Agreement")

Gentlemen:

     We have acted as counsel to U. S. Communications, Inc., a Texas corporation ("USC"), and Bill L. Johnson, Howard Maddera, Marianne Reed and NTS Communications, the shareholders of USC (collectively, the "Shareholders") in connection with the proposed purchase by SA Holdings, Inc., a Delaware corporation ("SAH"), of all of the issued and outstanding capital stock of USC from the Shareholders, in accordance with the terms and provisions of the Stock Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Stock Purchase Agreement.

     We have examined the Stock Purchase Agreement and related documentation. We have also examined the Articles of Incorporation, corporate bylaws, meeting minutes and/or consents, and similar documentation, as well as various officers' and Shareholders' certificates and certificates issued by various state agencies.

     In making such examinations and in rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to the originals of all documents submitted to us as copies, and the accuracy of all documents, certificates and statements made or provided to us.

     Based on the foregoing, and subject to the qualifications and exceptions specified below, we advise you that:

     1. USC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with full corporate power and authority to own, operate and lease its properties and assets, and to carry on its business as now being conducted. USC is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of business conducted by it makes such qualification necessary.

     2. USC and each of the Shareholders have full power (corporate and otherwise) and authority to execute, deliver and perform the Stock Purchase Agreement and to consummate the transactions contemplated thereby. The execution and delivery by USC and the Shareholders of the Stock Purchase Agreement, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by the Board of Directors of USC and no other corporate proceedings on the part of USC are necessary with respect thereto. The Stock Purchase Agreement has been duly and validly executed and delivered by USC and each of the Shareholders and constitutes the legal, valid and binding obligation of USC and each of the Shareholders, enforceable against each of them in accordance with its terms.

     3. The authorized, issued and outstanding capital stock of USC is as set forth in Section 2.3 of the Stock Purchase Agreement with such outstanding shares of capital stock being duly authorized, validly issued, fully paid and nonassessable. The Shareholders collectively own One Hundred Percent (100%) of the outstanding capital stock of USC. As of the date of this opinion, there are 1500 shares of USC Common Stock held in the treasury of USC. Moreover, as of the date of this opinion, there are no outstanding options, warrants, rights or other commitments to issue or sell any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any person a right to acquire from USC, any shares of its capital stock. No shares of USC's capital stock have been issued in violation of any preemptive rights or applicable federal or state securities laws. There are no restrictions on the retained earnings of USC or on the ability of USC to declare and pay dividends except as set forth in the USC Disclosure Schedule.
There are no outstanding obligations of USC to repurchase, redeem or otherwise acquire any capital stock or other securities of USC.

     4. Each of USC's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. As of the date of this opinion, there are no outstanding options, warrants, rights or other commitments to issue or sell any shares of the capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from any of USC's Subsidiaries, any shares of their capital stock. No shares of capital stock of any of USC's Subsidiaries have been issued in violation of any preemptive rights or applicable federal or state securities laws. USC owns, directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries, free and clear of all liens, claims, charges, pledges, security interests, options or other encumbrances, and all such capital stock is duly authorized, validly issued and outstanding, fully paid and nonassessable, and neither USC nor any of its Subsidiaries owns or holds any securities of, or any interest in, any person or entity or is subject to any joint venture, partnership or other arrangement that is created as a partnership for federal income tax purposes. There are no voting trusts or other agreements by and between or among USC, any Subsidiary or any or all of their respective stockholders, whether or not USC or a Subsidiary is a party thereto, imposing any restrictions upon the transfer or voting of or otherwise pertaining to the securities of USC or any Subsidiary or the ownership thereof.

     5. The execution, delivery and performance by USC and each of the Shareholders of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby requires no consent, approval, order or authorization of action by or in respect of or registration or filing with, any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality ("Governmental Body"), court, agency or authority.

     6. The execution, delivery and performance of the Stock Purchase Agreement by USC and each of the Shareholders, the consummation by USC and each of the Shareholders of the transactions contemplated thereby or compliance by USC and each of the Shareholders with any of the provisions thereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of USC or any of its Subsidiaries, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit (with or without giving of notice or lapse of time or both), or require the consent, approval, waiver or other action by any person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise), agreement, lease (of real or personal property) or instrument or obligation to which any Shareholder, USC or any of its Subsidiaries is a party or by which any Shareholder, USC or any of its Subsidiaries may be bound, (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of any Shareholder, USC or any of its Subsidiaries or
(d) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to any Shareholder, USC or any of its Subsidiaries.

     7. USC and each of its Subsidiaries have good and marketable title to any and all assets reflected in the USC Financial Statements currently owned and used in the operations of their respective businesses, and such assets are free and clear of all Liens, except as set forth in the USC Disclosure Schedule. Each of the leases listed on the USC Disclosure Schedule is a valid and binding obligation of the parties thereto and neither USC, nor any of its Subsidiaries nor the lessor thereunder is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under any such lease. The buildings, structures, improvements, assets and operations of USC and each of its Subsidiaries conform with all applicable restrictive covenants, deeds, leases, and restrictions and all applicable federal, state and local laws, ordinances, rules and regulations, including but not limited to, those relating to zoning and working conditions.

     8. Except as may be reflected on the USC Disclosure Schedule, to the best of my knowledge after due inquiry, there is no action, order, claim, suit, proceeding, litigation, investigation, inquiry, review or notice pending or threatened against, relating to or affecting USC or any of its Subsidiaries, or any of their respective properties or assets or any officer or director of USC or any of its Subsidiaries at law or in equity, before any Governmental Body. Neither USC nor any of its Subsidiaries nor any of their respective properties or assets is specifically by name, subject to any currently existing order, judgment, writ, decree or injunction.

     The conclusions set forth above are subject to the following qualifications:

     A. The enforceability against any party of any instrument, document or obligation referred to in this opinion letter is subject to the provisions of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights, generally.

     B. The enforceability against any party of any instrument, document or obligation referred to in this letter is subject to general principles of law and equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     C. We assume the due authorization, execution and delivery of all documents referred to in this letter, and the validity, binding effect and enforceability of each of such documents against the parties hereto, in the capacities in which they are executed and delivered.

     This opinion letter is delivered solely for your benefit and for the benefit of any third party providing all or part of the financing required by SAH to effect the transactions contemplated by the Stock Purchase Agreement, and no other party or entity is entitled to rely hereon without our express prior written consent. Without our prior written consent, the opinion letter may not be circulated or quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any other person or entity.

                              Sincerely,



                              John Vickers, III, Esq.